EXHIBIT 99.(a) (1) (A)

QUEST SOFTWARE, INC.

OFFER TO AMEND OR

REPLACE ELIGIBLE OPTIONS

June 2, 2008

QUEST SOFTWARE, INC.

OFFER TO AMEND OR REPLACE ELIGIBLE OPTIONS

JUNE 2, 2008

This offer expires at 11:59 p.m., Pacific Daylight Time on June 27, 2008, unless the offer is extended.

Quest Software, Inc. (“Quest Software,” “us” or “we”) is making this offer (the “Offer”) to certain individuals to amend and, if applicable, replace certain outstanding stock options to purchase our common stock previously granted under the 1999 Stock Incentive Plan (the “1999 Plan”) or the 2001 Stock Incentive Plan (the “2001 Plan”) (collectively, the “Plans”).

The Offer has two parts:

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Amending or Replacing Certain Options: Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable grant date, as determined for tax purposes. These options may therefore be subject to adverse tax consequences under Section 409A (“Section 409A”) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or may not be eligible for preferential tax treatment under the Income Tax Act (Canada) (the “Canadian Tax Act”), if applicable. To address this situation, we are offering to amend and, if applicable, replace these options to help each eligible optionee avoid or minimize the adverse taxation under Section 409A or, as applicable, potentially benefit from the preferential tax treatment under the Canadian Tax Act.

•

Payment of a Cash Bonus: For employees who, after the conclusion of this Offer, hold options with an exercise price (as amended) in excess of the exercise price currently in effect for those options, we are offering to pay a cash bonus to such employee to help offset the increased exercise price for those amended options.

Below is a summary of the general requirements and mechanics for the Offer.

	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES
Eligible Optionees:	Must be a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date (as defined below) AND	Must be a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date (as defined below), AND

	The individual is or may be subject to income taxation with respect to that option during the term of that option in the United States (an “Eligible U.S. Optionee”).	The individual is currently subject to income taxation with respect to that option in Canada (an “Eligible Canadian Optionee”).

	No current or former executive officers of Quest Software and no current or former members of Quest Software’s Board of Directors can be Eligible U.S. Optionees.	No current or former executive officers of Quest Software and no current or former members of Quest Software’s Board of Directors can be Eligible Canadian Optionees.

Eligible Options:	The option was granted under one of the Plans, AND	The option was granted under one of the Plans, AND

	The option has a current exercise price that is lower than the fair market value per share	The option has a current exercise price that is lower than the fair market value per share

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	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES
	of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, AND	of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, AND

	The option is outstanding on the date that the Offer expires (as defined below, the “Expiration Date”), AND	The option is outstanding on the date that the Offer expires (as defined below, the “Expiration Date”), AND

The option is held by an Eligible U.S. Optionee, AND

The option (or part thereof) had not vested prior to January 1, 2005, or has been determined by Quest Software to be potentially subject to adverse taxation under Section 409A.

The option is held by an Eligible Canadian Optionee. We call this option an “Eligible Canadian Option.”

We call this option an “Eligible U.S. Option.”

Terms of Offer to Amend or Replace Options:

On the Expiration Date, Quest Software will increase the exercise price per share for any tendered Eligible U.S. Option to the lower of (i) the fair market value per share of Quest Software’s common stock on the revised measurement date or (ii) the closing price per share of our common stock on the Expiration Date, as reported by the Nasdaq Global Select Market on such date.

We call this new exercise price the “Adjusted U.S. Exercise Price” and we call the option as amended the “Amended U.S. Option.” The terms of the Amended U.S. Option will be set forth on a new Stock Option Grant Notice. Other than the change in the exercise price, no other terms or provisions of the Eligible U.S. Option will be amended or modified.

However, if the Adjusted U.S. Exercise Price would be the same or lower than the exercise price per share currently in effect for that Eligible U.S. Option, then on the Expiration Date, (i) the tendered Eligible U.S. Option will be repriced upward to the fair market value per share of Quest Software’s common stock on the revised measurement date, (ii) that Eligible U.S. Option, as repriced, will be immediately

On the Expiration Date, Quest Software will increase the exercise price per share for any tendered Eligible Canadian Option to the fair market value per share of Quest Software’s common stock on the revised measurement date.

We call this new exercise price the “Adjusted Canadian Exercise Price” and we call the option as amended the “Amended Canadian Option.” The terms of the Amended Canadian Option will be set forth on a new Stock Option Grant Notice. Other than the change in the exercise price, no other terms or provisions of the Eligible Canadian Option will be amended or modified.

However, if the Adjusted Canadian Exercise Price would be higher than the closing price per share of our common stock on the Expiration Date, then on the Expiration Date, (i) the tendered Eligible Canadian Option will be repriced upward to the fair market value per share of Quest Software’s common stock on the revised measurement date, (ii) that Amended Canadian Option, as repriced will be immediately cancelled, and (iii) in replacement of the cancelled Amended

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	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES

cancelled, and (iii) in replacement of the cancelled Eligible U.S. Option, a new option will be granted that is identical in all material respects to the cancelled Eligible U.S. Option, including the same exercise price per share that is currently in effect for the Eligible U.S. Option, with no loss of vesting or change in the expiration date of the option term, but with a new grant date.

We call this new option the “New U.S. Option” and we call the new exercise price the “New U.S. Exercise Price.” The terms of the New U.S. Option will be set forth on a new Stock Option Grant Notice and Stock Option Agreement. The New U.S. Option will be granted under the terms of the 1999 Plan and will be a non-statutory stock option (as defined in the 1999 Plan).

Canadian Option, a new option will be granted that is identical in all material respects to the cancelled Amended Canadian Option, with no loss of vesting or change in the expiration date of the option term, but with a new grant date and a new exercise price per share equal to the greater of (i) the exercise price per share that is currently in effect for the Eligible Canadian Option and (ii) the closing price per share of Quest Software’s common stock on the Expiration Date.

We call this new option the “New Canadian Option” and we call the new exercise price the “New Canadian Exercise Price.” The terms of the New Canadian Option will be set forth on a new Stock Option Grant Notice and Stock Option Agreement. The New Canadian Option will be granted under the terms of the 1999 Plan and will be a non-statutory stock option (as defined in the 1999 Plan).

Terms of Cash Bonus:

For each Eligible U.S. Option that becomes an Amended U.S. Option, Quest Software will pay you a U.S. Cash Bonus equal to the product of (i) the amount by which the Adjusted U.S. Exercise Price exceeds the exercise price per share currently in effect for that Eligible U.S. Option and (ii) the number of shares of our common stock purchasable under that Amended U.S. Option at the Adjusted U.S. Exercise Price.

The U.S. Cash Bonus will be paid on the first regularly scheduled payroll date in January, 2009, regardless of whether you remain employed with Quest Software on that date, and regardless of whether you ever exercise your Amended U.S. Option. Such a delayed payment is required by applicable IRS regulations and guidance issued under Section 409A.

The U.S. Cash Bonus will be subject to applicable income and employment tax withholdings.

For each Eligible Canadian Option that becomes an Amended Canadian Option, Quest Software will pay you a Canadian Cash Bonus equal to the product of (i) 150%, (ii) the amount by which the lower of (x) the Adjusted Canadian Exercise Price and (y) the closing price per share of our common stock on the Expiration Date exceeds the exercise price per share currently in effect for that Eligible Canadian Option and (iii) the number of shares of our common stock purchasable under the Amended Canadian Option. If the lower of (x) the Adjusted Canadian Exercise Price and (y) the closing price per share of our common stock on the Expiration Date is less than or equal to the exercise price per share currently in effect for that Eligible Canadian Option, no Canadian Cash Bonus will be paid.

The Canadian Cash Bonus will be paid not later than the second regularly scheduled payroll date after the Expiration Date, regardless of whether you remain employed with Quest Software on that date, and

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	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES
regardless of whether you ever exercise your Amended Canadian Option. The Canadian Cash Bonus will be subject to applicable income and employment tax withholdings.

General Requirements:

If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options.

If only a portion of the option meets the conditions described above, then only that portion will be an Eligible Option, and the balance of that option will not be eligible for amendment or replacement pursuant to this Offer.

That portion of the Eligible U.S. Option that vested before January 1, 2005 generally will not be eligible for the Offer and will retain its current exercise price.

If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options.

If only a portion of the option meets the conditions described above, then only that portion will be an Eligible Option, and the balance of that option will not be eligible for amendment or replacement pursuant to this Offer.

Expiration Date:	June 27, 2008, unless we extend it as described in the attached Offering Memorandum (such date, or any extension thereof, the “Expiration Date”).	June 27, 2008, unless we extend it as described in the attached Offering Memorandum (such date, or any extension thereof, the “Expiration Date”).

General Information:

If you are an Eligible Optionee (that is, either an Eligible U.S. Optionee or an Eligible Canadian Optionee), then you will receive a Commencement Notice, filed as an exhibit to this Offer, by email on the commencement date of the Offer announcing the Offer and containing all of the material documents related to the Offer. You will also receive on the commencement date of the Offer, a separate email containing a personalized Election Form which will identify you as either an Eligible U.S. Optionee or an Eligible Canadian Optionee, and will describe, with respect to each of your then-outstanding Eligible Options:

•	the grant date indicated for the options in the applicable grant notice,

•	the current exercise price per share in effect for the options,

•	the revised measurement dates determined for those options for financial accounting purposes, and

•	the fair market value per share of Quest Software’s common stock on the applicable revised measurement dates.

Whether you accept this Offer or not, you must complete and submit an Election Form that sets forth your election for each of your Eligible Options. Your completed personalized Election Form, and any subsequent change thereto, must be submitted by 11:59 p.m., Pacific Daylight Time, on June 27, 2008 (or a later date if we extend the Offer). You may change your elections at any time prior to the expiration of the Offer on the Expiration Date. If we do not receive your Election Form by 11:59 p.m. on the Expiration Date, you will

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be deemed to have rejected the Offer. Eligible U.S. Optionees should be aware that adverse tax consequences under Section 409A may apply to your Eligible U.S. Options if you reject this Offer. You will be solely responsible for any taxes, interest or penalties you may incur under Section 409A or otherwise.

You must submit a completed personalized Election Form (1) via facsimile to the attention of “Tender Offer” at (949) 754-1933, (2) via email to TenderOffer@quest.com or (3) via hand delivery, certified mail, Federal Express or interoffice mail to Amada Zapata-Gill, Quest Software’s Stock Plan Administrator, in the Aliso Viejo office. If you submit your personalized Election Form via facsimile or email, you must keep a copy of both (1) your Election Form and (2) your facsimile transmission receipt or your Outlook email “delivery receipt” (as applicable).

We will send you an email with your Election Confirmation Statement within three (3) business days after we have received your Election Form (including any subsequent Election Form). Within three (3) business days after the Expiration Date, we will send you a Final Election Confirmation Statement, reflecting the last election we received from you and setting forth the terms of any Cash Bonus (that is, any U.S. Cash Bonus or any Canadian Cash Bonus) to which you are entitled. If you have not received any of these confirmations at the appropriate time, you must confirm that we have received your completed Election Form by contacting the Quest Software Tender Offer Team and providing a copy of your Election Form and facsimile transmission receipt or Outlook email “delivery receipt,” and any Election Confirmation Statement that you did receive.

If you have tendered your Eligible Options in the Offer and we have accepted your Election Form, then as soon as administratively practicable following the Expiration Date, but in no event more than five (5) business days after the Expiration Date, we will email you:

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a new Stock Option Grant Notice reflecting the terms of your Amended Option (that is, your Amended U.S. Option or your Amended Canadian Option), including your Adjusted Exercise Price for that Amended Option, and/or

•	a new Stock Option Grant Notice and Stock Option Agreement reflecting the terms of your New Options, including your New Option Price.

Please be aware that your E*Trade OptionsLink account may not accurately reflect the amendment and/or replacement of your Eligible Options for up to five (5) business days following the Expiration Date.

We are not making the Offer to, nor will we accept any tender of Eligible Options on behalf of, option holders in any jurisdiction in which the Offer or the acceptance of any option tender would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to legally make the Offer to option holders in any such jurisdiction.

We are making this Offer upon the terms and subject to the conditions set forth in this introductory document, the attached Offering Memorandum (including the conditions described in Section 6 thereof), and the attached exhibits. Participation in the Offer is voluntary, and you are not required to tender any of your Eligible Options for amendment or replacement. However, if you elect to participate in the Offer, you must tender every Eligible Option you hold. Neither the Offer to Amend nor the Offer to Replace is conditioned upon the tender by all Eligible Optionees of any minimum number of Eligible Options for amendment or replacement.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for amendment or replacement. You must make your own decision whether to tender your Eligible Options after taking into account your own personal circumstances and preferences. You should be aware that adverse tax consequences under Section 409A may apply to your Eligible U.S. Options if they are not amended pursuant to this Offer. You will be solely responsible for any taxes, interest or penalties you may incur under Section 409A or otherwise. We recommend that you consult with your personal tax advisor to determine the consequences of accepting or rejecting the Offer.

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Shares of our common stock are quoted on the Nasdaq Global Select Market under the symbol “QSFT.” On May 30, 2008, the last reported sale price of our common stock on the Nasdaq Global Select Market was $17.01 per share, and options to purchase approximately 16,388,223 shares of our common stock were issued and outstanding under the Plans, including Eligible Options to purchase up to approximately 766,026 shares of our common stock.

You should direct questions about the Offer to the Quest Software Tender Offer Team via email at TenderOffer@quest.com, or via facsimile at (949) 754-1933. However, we have not authorized anyone to give you any information or to make any representation in connection with this Offer other than the information and representations contained in this introductory document, the Offering Memorandum, the exhibits attached hereto and the related Tender Offer Statement on Schedule TO. If anyone makes any representation or gives you any information that is different from the representations and information contained in these documents, you must not rely upon that representation or information as having been authorized by us. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer.

The Offer has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state or foreign securities commission, nor has the SEC or any state or foreign securities commission passed upon the accuracy or adequacy of the information contained in this Offer. Any representation to the contrary is a criminal offense. We recommend that you consult with your tax advisor to determine the tax consequences of electing or not electing to participate in the Offer.

You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by sending an email to the Quest Software Tender Offer Team at TenderOffer@quest.com.

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INDEX TO SUMMARY OF TERMS

QUESTION		PAGE
Q1.	Why is Quest Software making the Offer?	3

Q2.	What options are eligible for amendment or replacement pursuant to the Offer? Who is eligible to participate in the Offer?	3

Q3.	What happens if options are deemed to be subject to Section 409A?	4

Q4.	How can an Eligible Canadian Optionee benefit from preferential tax treatment under the Canadian Tax Act for an Eligible Option?	5

Q5.	Why may Quest Software stock options be deemed to have been granted at a discount for purposes of Section 409A or the Canadian Tax Act?	6

Q6.	What defined terms are important to understand the Offer?	7

Q7.	What are the components of the Offer for an Eligible U.S. Optionee?	9

Q8.	What are the components of the Offer for an Eligible Canadian Optionee?	9

Q9.	Do I have to accept the Offer with respect to all of my Eligible Options or may I decide to accept the Offer with respect to only a portion of the Eligible Options?	10

Q10.	Are Quest Software executive officers and members of the Board of Directors eligible to participate in the Offer?	10

Q11.	What happens if I am not a current employee on the Expiration Date?	10

Q12.	If I accept the Offer, am I guaranteed that my Eligible Options will not be subject to the adverse personal tax consequences under Section 409A?	10

Q13.	If I accept the Offer, am I guaranteed that I will benefit from the preferential tax treatment under the Canadian Tax Act?	10

Q14.	If I am an Eligible U.S. Optionee, what are the tax consequences if I tender my Eligible U.S. Options for amendment and/or replacement pursuant to the Offer?	11

Q15.	If I am an Eligible Canadian Optionee, what are the tax consequences if I tender my Eligible Canadian Options for amendment and replacement pursuant to the Offer?	11

Q16.	Why is the Canadian Cash Bonus greater than the U.S. Cash Bonus?	12

Q17.	What are the U.S. federal tax consequences if I do not tender my Eligible U.S. Options for amendment or replacement pursuant to the Offer?	12

Q18.	What are the Canadian federal tax consequences if I do not tender my Eligible Canadian Options for amendment and/or replacement pursuant to the Offer?	12

Q19.	What securities are subject to the Offer? Does the Offer apply to shares of Quest Software common stock that I currently own?	12

Q20.	What happens to the portion of my Eligible U.S. Options that vested before January 1, 2005?	13

Q21.	Am I required to participate in the Offer?	13

Q22.	Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Quest Software?	13

Q23.	Will the terms and conditions of my Amended Options or New Options be the same as those currently in effect for my Eligible Options?	13

Q24.	When will my Eligible Options be amended or replaced?	14

Q25.	When can I exercise my Amended Options or New Options?	14

Q26.	Can I exercise my Eligible Options after I tender my Eligible Options but before amendment or replacement?	14

QUESTION		PAGE
Q27.	When may I exercise the portion of my Eligible U.S. Options that vested before January 1, 2005?	14

Q28.	If my Eligible U.S. Option was granted as an incentive stock option, will participation in the Offer cause it to be treated as a non-statutory stock option?	14

Q29.	What are the conditions to the Offer?	15

Q30.	When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?	15

Q31.	How and when do I tender my Eligible Options?	15

Q32.	Will Quest Software tell me if there is a problem with my Election Form?	16

Q33.	During what period of time may I change my election with respect to my Eligible Options?	16

Q34.	If I am an Eligible Optionee but I do NOT want to amend my Eligible Options, do I need to fill out an Election Form?	16

Q35.	Does Quest Software make any recommendations as to whether I should tender my Eligible Options for amendment or replacement pursuant to the Offer?	17

Q36.	What are some of the key dates to remember?	17

Q37.	Where can I find more information about the Offer?	17

Q38.	To whom can I talk if I have questions about the Offer?	17

SUMMARY OF TERMS

The following are answers to some of the questions that you may have about this offer (the “Offer”). We urge you to read carefully the entire Offering Memorandum because the information in this summary and in the introductory pages preceding the Offering Memorandum is not complete and may not contain all of the information that is important to you. Additional important information is contained in the remainder of the Offering Memorandum, the Commencement Notice and the Election Form. We have included references to the relevant sections of the Offering Memorandum where you can find a more complete description of the topics in this summary term sheet.

Q1.	Why is Quest Software making the Offer?

A1.	We are making the Offer because of potential adverse tax consequences that may apply to Eligible U.S. Options (as defined below) and the potential loss of preferential tax treatment that may apply to Eligible Canadian Options (as defined below). Specifically, as a result of our review of our past option grant practices, we have determined that each Eligible Option (that is, each Eligible U.S. Option and each Eligible Canadian Option) was granted with an exercise price that is lower than the fair market value per share of our common stock on the date which has now been determined to be the revised measurement date for financial accounting purposes. By reason of their revised measurement dates, Eligible Options may be deemed to be below-market options for tax purposes, both under U.S. tax law and Canadian tax law. Specifically:

Eligible U.S. Optionees: Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that an option granted with a below-market exercise price may be subject to taxation at a rate of 60% or more for employees who are not subject to state taxation in California, and 80% or more for employees who are subject to state taxation in California, in each case, on the value of that option as and when that option vests and is exercised, unless that option is brought into compliance with Section 409A of the Code before exercise and before January 1, 2009.

Eligible Canadian Optionees: The Income Tax Act (Canada) (the “Canadian Tax Act”) provides that an option granted with a below-market exercise price is not eligible for a 50% deduction in computing taxable income related to the taxable benefit recognized on the exercise of a stock option.

Accordingly, Quest Software has decided to provide Eligible Optionees (that is, Eligible U.S. Optionees (as defined below) and Eligible Canadian Optionees (as defined below)) with the opportunity to bring the Eligible Options into compliance under Section 409A and to potentially allow Eligible Canadian Optionees to benefit from the preferential tax treatment under the Canadian Tax Act.

Please see Section 2 of the Offering Memorandum for more information on the purpose of the Offer.

Q2.	What options are eligible for amendment or replacement pursuant to the Offer? Who is eligible to participate in the Offer?

A2.	An option to purchase shares of our common stock may be tendered pursuant to the Offer only if that option meets each of the following conditions:

Eligible U.S. Options:

(i)	The option was granted under either the 1999 Stock Incentive Plan (the “1999 Plan”) or the 2001 Stock Incentive Plan (the “2001 Plan”) (collectively, the “Plans”); AND

(ii)	The option has a current exercise price that is lower than the fair market value per share of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, AND

(iii)	The option is outstanding on the date that the Offer expires (as defined below, the “Expiration Date”), AND

(iv)	The option is held by an Eligible U.S. Optionee, AND

(v)	The option (or part thereof) had not vested prior to January 1, 2005, or has been determined by Quest Software to be potentially subject to adverse taxation under Section 409A.

Eligible Canadian Options:

(i)	The option was granted under one of the Plans; AND

(ii)	The option has a current exercise price that is lower than the fair market value per share of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, AND

(iii)	The option is outstanding on the Expiration Date, AND

(iv)	The option is held by an Eligible Canadian Optionee.

An option that is either an Eligible U.S. Option or an Eligible Canadian Option is called an “Eligible Option.” If only a portion of the option meets those conditions, then only that portion will be an Eligible Option, and the balance of that option will not be eligible for amendment or replacement pursuant to this Offer.

Eligible U.S. Optionee: an individual who is a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date AND is or may be subject to income taxation in the United States with respect to that option during the term of that option; excluding, however, due to applicable securities and tax laws, any current or former executive officer of Quest Software and any current or former member of Quest Software’s Board of Directors.

Eligible Canadian Optionee: an individual who is a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date AND is currently subject to income taxation with respect to that option in Canada; excluding, however, due to applicable securities and tax laws, any current or former executive officer of Quest Software and any current or former member of Quest Software’s Board of Directors.

An individual who is either an Eligible U.S. Optionee or an Eligible Canadian Optionee is called an “Eligible Optionee.”

Please see Section 1 of the Offering Memorandum for more information on what options are Eligible Options.

Q3.	What happens if options are deemed to be subject to Section 409A?

A3.	Based on currently available guidance provided by the Internal Revenue Service (the “IRS”), we believe that the following adverse U.S. federal tax consequences apply to Eligible U.S. Options:

•	In the tax year when the Eligible U.S. Option vests:

(i)	The Eligible U.S. Optionee will generally recognize taxable income in the tax year(s) starting in 2005 when the Eligible U.S. Option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares. While it is not clear when this income would be measured, as the IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares on the vesting date or on December 31 of the year in which the option vests.

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)	This taxation could occur even though the Eligible U.S. Option remains unexercised.

•	In the years between the date of vesting and the date of exercise:

(i)	The Eligible U.S. Optionee will generally recognize taxable income in the tax year(s) between the date of vesting and the date of exercise. The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized (i.e., income recognized upon vesting, as described above).

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)	This taxation could occur even though the Eligible U.S. Option remains unexercised.

•	In the year the Eligible U.S. Option is exercised:

(i)	The Eligible U.S. Optionee will generally recognize taxable income in the tax year(s) after 2005 when the Eligible U.S. Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of these purchased shares, less the sum of the exercise price paid and any income previously recognized (i.e., any income recognized upon vesting and each December 31 thereafter, as described above).

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the paragraphs above.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

In addition, certain states have also adopted laws similar to Section 409A such that an Eligible U.S. Optionee may also incur additional taxes and penalties under such state law provisions with respect to Eligible U.S. Options based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that will likely result in an aggregate state and federal income tax rate of approximately 80% or more with regard to an Eligible U.S. Option for individuals subject to taxation in California.

You are strongly encouraged to consult with your personal tax advisor to confirm your individual state and federal tax exposure applicable to your Eligible U.S. Options. However, you should note that Quest Software must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible U.S. Optionee under Section 409A and other applicable tax laws in connection with Eligible U.S. Options that are not amended or replaced in the Offer. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A or otherwise.

Please see Section 14 of the Offering Memorandum for more information on the material U.S. federal tax laws applicable to Eligible U.S. Options and the Offer.

Q4.	How can an Eligible Canadian Optionee benefit from preferential tax treatment under the Canadian Tax Act for an Eligible Option?

A4.	Generally, the following Canadian federal tax consequences apply to Eligible Canadian Options under the Canadian Tax Act:

•	In the year the Eligible Canadian Option is granted or vests:

(i)	The Eligible Canadian Optionee will generally not recognize a taxable employment benefit on the grant or on vesting of the Eligible Canadian Option.

•	In the years between the date of vesting and the date of exercise:

(i)	The Eligible Canadian Optionee will generally not recognize a taxable employment benefit on the Eligible Canadian Option.

•	In the year the Eligible Canadian Option is exercised or disposed of:

(i)	Upon the exercise of the Eligible Canadian Option, the Eligible Canadian Optionee will generally recognize a taxable employment benefit (a “Taxable Benefit”) equal to the amount by which the fair market value on the exercise date of the Quest Software shares acquired upon the exercise exceeds the exercise price of the option, subject to the possible availability of an election to defer the recognition of the Taxable Benefit which is beyond the scope of this summary.

(ii)	Upon the disposition of the Eligible Canadian Option, the Eligible Canadian Optionee will generally recognize a taxable employment benefit (also referred to as a “Taxable Benefit”) equal to the value of the consideration received for the disposition, subject to the possible availability of an election to defer the recognition of the Taxable Benefit which is beyond the scope of this summary.

(iii)	The Eligible Canadian Optionee would be entitled to a partially offsetting deduction in computing taxable income equal to 50% of the amount of the Taxable Benefit, if among other conditions, the exercise price of the option paid by the Eligible Canadian Optionee to acquire the Quest Software shares was not less than the fair market value of such shares at the time the option was granted. Participation in this Offer may allow an Eligible Canadian Optionee to benefit from the 50% deduction by increasing the exercise price of the Eligible Canadian Option to the Adjusted Canadian Exercise Price.

You are strongly encouraged to consult with your personal tax advisor to confirm your individual Canadian provincial and federal tax exposure applicable to your Eligible Canadian Options. However, you should note that Quest Software must report to the Canada Revenue Agency (the “CRA”) (and any applicable local taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible Canadian Optionee in connection with Eligible Canadian Options that are not amended in the Offer. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Canadian tax laws.

Please see Section 15 of the Offering Memorandum for more information on the Canadian federal tax laws applicable to Eligible Canadian Options and the Offer.

Q5.	Why may Quest Software stock options be deemed to have been granted at a discount for purposes of Section 409A or the Canadian Tax Act?

A5.	As part of our investigation into our option grant practices and related accounting and subsequent restatement of certain of our financial statements, it has been determined that certain stock options have a different “measurement date” for accounting purposes than the “grant date” set forth in the applicable option agreement. We generally have set the exercise price for our stock options equal to the fair market value of our common stock on the “grant date.” Therefore, if the fair market value of our common stock on the “measurement date” exceeds the fair market value of our common stock on the “grant date,” the options are deemed to have been granted at a discount for purposes of our accounting treatment of the options.

The definition of “measurement date” for accounting purposes is somewhat different from the definition of “grant date” for tax purposes, but these two terms are not substantially different. Based on the currently available guidance under the Code and the Canadian Tax Act, we believe that the IRS and the CRA may determine that the “grant date” for tax purposes (including for purposes of determining compliance with Section 409A and benefiting from the Canadian preferential tax treatment) is the same as the “measurement date” for accounting purposes and, therefore, that certain Quest Software stock options were granted at a discount for purposes of Section 409A and the Canadian Tax Act.

Please see section 2 of the Offering Memorandum for more information about the purpose of the Offer.

Q6.	What defined terms are important to understand the Offer?

A6.	For purposes of this Offer, you should be familiar with the following definitions.

“Adjusted Exercise Price” means the Adjusted U.S. Exercise Price or the Adjusted Canadian Exercise Price, as determined for any Amended Option.

“Amended Option” mean any Amended U.S. Option or Amended Canadian Option:

•

“Amended U.S. Option”: an Eligible U.S. Option that has been amended under the Offer to increase the exercise price per share to the lower of (i) the fair market value per share of Quest Software’s common stock on the revised measurement date or (ii) the closing price per share of our common stock on the Expiration Date. This price is the Adjusted U.S. Exercise Price.

•

“Amended Canadian Option”: an Eligible Canadian Option that has been amended under the Offer to increase the exercise price per share to the fair market value per share of Quest Software’s common stock on the revised measurement date. This price is the Adjusted Canadian Exercise Price.

“Cash	Bonus” means any U.S. Cash Bonus or Canadian Cash Bonus.

•

“U.S. Cash Bonus”: a cash bonus equal to the product of (i) the amount by which the Adjusted U.S. Exercise Price exceeds the exercise price per share currently in effect for that Eligible U.S. Option and (ii) the number of shares of our common stock purchasable under the Amended U.S. Option at the Adjusted U.S. Exercise Price. The U.S. Cash Bonus will be paid on the first regularly scheduled payroll date in January, 2009, which will not be later than January 15, 2009, regardless of whether you remain employed with Quest Software on that date, and regardless of whether you ever exercise your Amended U.S. Option. The U.S. Cash Bonus will be subject to applicable income and employment tax withholdings.

•

“Canadian Cash Bonus”: a cash bonus equal to the product of (i) 150%, (ii) the amount by which the lower of (x) the Adjusted Canadian Exercise Price and (y) the closing price per share of our common stock on the Expiration Date exceeds the exercise price per share currently in effect for that Eligible Canadian Option and (iii) the number of shares of our common stock purchasable under the Amended Canadian Option. The Canadian Cash Bonus will be paid not later than the second regularly scheduled payroll date after the Expiration Date (which second payroll date is currently scheduled to be July 15, 2008), regardless of whether you remain employed with Quest Software on that date, and regardless of whether you ever exercise your Amended Canadian Option. The Canadian Cash Bonus will be subject to applicable income and employment tax withholdings. Note: If the lower of (x) the Adjusted Canadian Exercise Price and (y) the closing price per share of our common stock on the Expiration Date is less than or equal to the exercise price per share currently in effect for that Eligible Canadian Option, no Canadian Cash Bonus will be paid.

“Election Form” is the form that the Eligible Optionee must use to tender Eligible Options for amendment and/or replacement pursuant to the Offer.

“Eligible Option” means any Eligible U.S. Option or Eligible Canadian Option.

•

“Eligible U.S. Option”: an option was granted under the Plans, that has a current exercise price that is lower than the fair market value per share of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, that is outstanding on the date that the Offer expires, that is held by an Eligible U.S. Optionee (as defined below), and that was unvested (in whole or in part) as of January 1, 2005 or that has been determined by Quest Software to be potentially subject to adverse taxation under Section 409A.

•

“Eligible Canadian Option”: an option was granted under the Plans, that has a current exercise price that is lower than the fair market value per share of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, that is outstanding on the date that the Offer expires, and that is held by an Eligible Canadian Optionee (as defined below).

“Eligible Optionee” means any Eligible U.S. Optionee or Eligible Canadian Optionee.

•

“Eligible U.S. Optionee”: an individual who is a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date, and is or may be subject to income taxation in the United States with respect to an Eligible U.S. Option; excluding, however, due to applicable securities and tax laws, any current or former executive officer of Quest Software and any current or former member of Quest Software’s Board of Directors.

•

“Eligible Canadian Optionee”: an individual who is a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date, and is currently subject to income taxation in Canada with respect to an Eligible Canadian Option; excluding, however, due to applicable securities and tax laws, any current or former executive officer of Quest Software and any current or former member of Quest Software’s Board of Directors.

“Expiration Date” is the date on which this Offer expires, and will be June 27, 2008, unless this Offer is extended in accordance with its terms.

“Fair Market Value” per share of our common stock on any relevant date will be the closing price per share of such stock on that date on the Nasdaq Global Select Market.

“New Exercise Price” means the New U.S. Exercise Price or the New Canadian Exercise Price, as determined for any new Option.

“New Option” means any New U.S. Option or New Canadian Option:

•

“New U.S. Option”: means the new non-statutory stock option to be granted under the 1999 Plan upon the cancellation of the Eligible U.S. Option on the Expiration Date (after the amendment of the Eligible U.S. Option to increase the exercise price pursuant to the revised measurement date price pursuant to this Offer). The New U.S. Option will be identical in all material respects to the cancelled Eligible U.S. Option, including the same exercise price per share as is currently in effect, with no loss of vesting or change in the expiration date of the option term, but with a new grant date. The new grant date is the Expiration Date. We call the exercise price of the New U.S. Option the “New U.S. Exercise Price.”

•

“New Canadian Option”: means the new non-statutory stock option to be granted under the 1999 Plan upon the cancellation of the Amended Canadian Option on the Expiration Date (after the Eligible Canadian Option is amended pursuant to this Offer). The New Canadian Option will be identical in all material respects to the cancelled option, with no loss of vesting or change in the expiration date of the option term, but with a new grant date and a new exercise price per share equal to the greater of (i) the exercise price per share currently in effect for the Eligible Canadian Option and (ii) the closing price per share of Quest Software common stock on the Expiration Date. The new grant date is the Expiration Date. We call the exercise price of the New Canadian Option the “New Canadian Exercise Price.”

“Taxable Benefit” means the employment income included in the calculation of an Eligible Canadian Optionee as a result of the exercise or disposition of an option. Generally, the Taxable Benefit resulting from the exercise of an option is equal to the amount by which (i) the fair market value of the Quest Software shares on the date of exercise exceeds (ii) the exercise price of such option, and the Taxable Benefit resulting from the disposition (other than the exercise) of an option is equal to the value of consideration received for the disposition.

“Tax Deduction” means a Canadian tax deduction that may be available if certain conditions are met equal to 50% of the amount of the Taxable Benefit for Canadian federal income tax purposes.

Please see section 1 of the Offering Memorandum for more information about these important terms.

Q7.	What are the components of the Offer for an Eligible U.S. Optionee?

A7.	On the Expiration Date, Quest Software will increase the exercise price per share for any tendered Eligible U.S. Option to the lower of (i) the fair market value per share of Quest Software’s common stock on the revised measurement date or (ii) the closing price per share of our common stock on the Expiration Date. This new exercise price is the Adjusted U.S. Exercise Price.

However, if the Adjusted U.S. Exercise Price would be the same or lower than the exercise price per share currently in effect for that Eligible U.S. Option, then on the Expiration Date, (i) that option will be repriced upward to the fair market value per share of Quest Software’s common stock on the revised measurement date, (ii) that option, as repriced, will be immediately cancelled, and (iii) a new option will be granted under our 1999 Plan that is identical in all material respects to the cancelled option, including the same exercise price per share as is currently in effect for the Eligible U.S. Option, with no loss of vesting or change in the expiration date of the option term, but with a new grant date. We call this new option a New U.S. Option. This new U.S. Option will be a non-statutory stock option (as defined in the 1999 Plan).

If you receive an Amended U.S. Option, Quest Software will pay you a U.S. Cash Bonus equal to the product of (i) the amount by which the Adjusted U.S. Exercise Price exceeds the exercise price per share currently in effect for that Eligible U.S. Option and (ii) the number of shares of our common stock purchasable under the Amended U.S. Option at the Adjusted U.S. Exercise Price. The U.S. Cash Bonus will be paid on the first regularly scheduled payroll date in January, 2009, which will not be later than January 15, 2009, regardless of whether you remain employed with Quest Software on that date, and regardless of whether you ever exercise your Amended U.S. Option. The U.S. Cash Bonus will be subject to applicable income and employment tax withholdings.

Please see Section 1 of the Offering Memorandum for more information on the terms of this Offer.

Q8.	What are the components of the Offer for an Eligible Canadian Optionee?

A8.	On the Expiration Date, Quest Software will increase the exercise price per share for any tendered Eligible Canadian Option to the fair market value per share of Quest Software’s common stock on the revised measurement date. This new exercise price is the Adjusted Canadian Exercise Price.

However, if the Adjusted Canadian Exercise Price would be higher than the closing price per share of our common stock on the Expiration Date, then on the Expiration Date, (i) any tendered Eligible Canadian Option will be repriced upward to the fair market value per share of our common stock on the revised measurement date, (ii) the Amended Canadian Option, as repriced, will be immediately cancelled, and (iii) in replacement of the cancelled Amended Canadian Option, a new option will be granted under our 1999 Plan that is identical in all material respects to the cancelled Amended Canadian Option, with no loss of vesting or change in the expiration date of the option term, but with a new grant date and a new exercise price per share equal to the greater of (i) the exercise price per share currently in effect for the Eligible Canadian Option and (ii) the closing price per share of our common stock on the Expiration Date. We call this new option a New Canadian Option. This New Canadian Option will be a non-statutory stock option (as defined in the 1999 Plan).

In addition, Quest Software will pay you a Canadian Cash Bonus equal to the product of (i) 150%, (ii) the amount by which the lower of (x) the Adjusted Canadian Exercise Price and (y) the closing price per share of our common stock on the Expiration Date exceeds the exercise price per share currently in effect for that Eligible Canadian Option and (iii) the number of shares of our common stock purchasable under the Amended Canadian Option. The Canadian Cash Bonus will be paid not later than the second regularly scheduled payroll date after the Expiration Date, regardless of whether you remain employed with Quest Software on that date, and regardless of whether you ever exercise your Amended Canadian Option. The Canadian Cash Bonus will be subject to applicable income and employment tax withholdings. Note: If the lower of (x) the Adjusted Canadian Exercise Price and (y) the closing price per share of our common stock on the Expiration Date is less than or equal to the exercise price per share currently in effect for that Eligible Canadian Option no Canadian Cash Bonus will be paid.

Please see Section 1 of the Offering Memorandum for more information on the terms of this Offer.

Q9.	Do I have to accept the Offer with respect to all of my Eligible Options or may I decide to accept the Offer with respect to only a portion of the Eligible Options?

A9.	If you wish to tender a particular Eligible Option for amendment, and, if applicable, replacement, pursuant to the Offer, you must tender all of the shares subject to that Eligible Option for amendment, and, if applicable, replacement. If you hold more than one Eligible Option, and you wish to tender at least one Eligible Option, then you must elect to tender all of your Eligible Options. You may not tender less than all of your Eligible Options.

Please see Section 1 of the Offering Memorandum for more information on the terms of this Offer.

Q10.	Are Quest Software executive officers and members of the Board of Directors eligible to participate in the Offer?

A10.	Our current and former executive officers and our current and former members of our Board of Directors are not eligible to participate in the Offer.

Please see Section 1 of the Offering Memorandum for more information on the eligibility requirements for this Offer.

Q11.	What happens if I am not a current employee on the Expiration Date?

A11.	If you are not an employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not be entitled to any Cash Bonus with respect to those options. Any tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for such options immediately prior to the Expiration Date, including the current exercise price per share.

Please see Section 1 of the Offering Memorandum for more information on the eligibility requirements for the Offer.

Q12.	If I accept the Offer, am I guaranteed that my Eligible Options will not be subject to the adverse personal tax consequences under Section 409A?

A12.	At this time, there is incomplete guidance as to how Section 409A applies to Eligible U.S. Options that are amended or replaced pursuant to this Offer. We believe that this Offer complies in good faith with available guidance to help avoid or minimize the potentially adverse personal tax consequences of Section 409A. We strongly recommend that you consult with your personal tax advisors to determine the tax consequences of electing or declining to participate in the Offer.

Please see Section 14 of this Offering Memorandum for more information on the material U.S. federal tax consequences of this Offer.

Q13.	If I accept the Offer, am I guaranteed that I will benefit from the preferential tax treatment under the Canadian Tax Act?

A13.	At this time, how the Canadian Tax Act applies to Eligible Canadian Options that are amended and possibly replaced pursuant to this Offer is not clear. There is no guarantee that acceptance of the Offer will allow your Amended Canadian Options or New Canadian Options to benefit from the preferential tax treatment under the Canadian Tax Act. We strongly recommend that you consult with your personal tax advisors to determine the tax consequences of electing or declining to participate in the Offer.

Please see Section 15 of this Offering Memorandum for more information on the material Canadian federal tax consequences of this Offer.

Q14.	If I am an Eligible U.S. Optionee, what are the tax consequences if I tender my Eligible U.S. Options for amendment and/or replacement pursuant to the Offer?

A14.	If you effectively tender your Eligible U.S. Options, you will not recognize taxable income for U.S. federal income tax purposes at the time of the tender or at the time your Eligible U.S. Options are amended or replaced.

We believe that by amending Eligible U.S. Options pursuant to the Offer, an Eligible U.S. Optionee will not be subject to adverse taxation under Section 409A on the Amended U.S. Options or the New U.S. Options (as applicable). However, you should note that the application of Section 409A to the Eligible U.S. Options, as amended or replaced pursuant to this Offer, is not entirely free from doubt. You are strongly encouraged to consult with your personal tax advisors regarding the tax treatment of your Eligible U.S. Options and the consequences of participation in this Offer.

Both Amended U.S. Options and New U.S. Options will be non-statutory stock options (as defined in the 1999 Plan). Therefore, under applicable U.S. federal tax law, you will generally recognize ordinary income when you exercise those options equal to the excess of the fair market value of the common stock purchased on the date of exercise over the exercise price of the exercised options. Any subsequent gain or loss upon the sale of those exercised option shares will be capital gain or capital loss.

The U.S. Cash Bonus will be taxed as ordinary income when it is paid.

Please see Section 14 of this Offering Memorandum for more information on the material U.S. federal tax consequences of this Offer.

Q15.	If I am an Eligible Canadian Optionee, what are the tax consequences if I tender my Eligible Canadian Options for amendment and replacement pursuant to the Offer?

A15.	There is no specific rule in the Canadian Tax Act that addresses the consequences of an upward repricing of options, such that the tax consequences to the acceptance of the Offer for Eligible Canadian Optionees are not clear. Although arguments can be made that the amendment of your Eligible Canadian Options pursuant to the Offer should not be considered a disposition of your Eligible Canadian Options, there is a risk that the CRA would consider otherwise. You are strongly encouraged to consult with your personal tax advisors regarding the tax treatment of your Eligible Canadian Options and the consequences of participation in this Offer.

If the CRA respects the position that the amendment of your Eligible Canadian Options is not a disposition, then you will generally only recognize a Taxable Benefit in the year you exercise or dispose of your options equal to the excess of the fair market value of the common stock purchased on the date of exercise over the exercise price of the exercised options, or in the year you dispose of your options, equal to the value of the consideration received for the disposition.

However, you may generally be entitled to a partially offsetting deduction in computing your Taxable Benefit if, among other conditions, each of the following conditions are met:

•	the exercise price of the options paid to acquire shares was not less than the fair market value of such shares on the date of grant of the option;

•	you were dealing at arm’s length with Quest Software immediately after the date of grant of the option; and

•	the shares purchased on the exercise of the option were “prescribed shares” for purposes of the Canadian Tax Act.

If available, the deduction will be equal to 50% of the amount of the Taxable Benefit for Canadian federal income tax purposes. We refer to this deduction as the “Tax Deduction.”

The cancellation and replacement of your Amended Canadian Options for New Canadian Options pursuant to the Offer should not be a taxable event for you, although this is not always free from doubt.

The Canadian Cash Bonus will be treated as employment income when it is paid. No Tax Deduction is available in respect of the Canadian Cash Bonus.

Please see Section 15 of this Offering Memorandum for more information on the material Canadian federal tax consequences of this Offer.

Q16.	Why is the Canadian Cash Bonus greater than the U.S. Cash Bonus?

A16.	For Eligible Canadian Optionees, the Canadian Cash Bonus is equal to 150% of the increased exercise price for the Eligible Canadian Option. The additional 50% is designed to compensate the Eligible Canadian Optionee for the fact that the Canadian Cash Bonus will be fully taxable as employment income and will not be eligible for the Tax Deduction.

Please see Section 15 of this Offering Memorandum for more information on the material Canadian federal tax consequences of this Offer, including payment of the Canadian Cash Bonus.

Q17.	What are the U.S. federal tax consequences if I do not tender my Eligible U.S. Options for amendment or replacement pursuant to the Offer?

A17.	Question 3 above describes the potential tax consequences applicable to Eligible U.S. Options under Section 409A. In addition, if you choose not to tender your Eligible U.S. Options, Quest Software must report to the IRS (and any applicable state or foreign taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible U.S. Options that are not amended or replaced pursuant to the Offer. You will be solely responsible for any taxes, penalties or interest you may incur under Section 409A or otherwise.

Please see Section 14 of this Offering Memorandum for more information on the material U.S. federal tax consequences of this Offer.

Q18.	What are the Canadian federal tax consequences if I do not tender my Eligible Canadian Options for amendment and/or replacement pursuant to the Offer?

A18.	If you reject the Offer, you will not likely benefit from the preferential Canadian Tax treatment with respect to your Eligible Canadian Options.

Question 4 above describes the potential tax consequences applicable to Eligible Canadian Options under the Canadian Tax Act. In addition, if you choose not to tender your Eligible Canadian Options, Quest Software must report to the CRA (and any applicable state or foreign taxing authorities), and make applicable tax and social security withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible Canadian Options that are not amended pursuant to the Offer, without recognizing any Tax Deduction. You will be solely responsible for any taxes, penalties or interest you may incur under the Canadian Tax Act, including those resulting from any exercise of such Eligible Options after the Expiration Date.

Please see Section 15 of this Offering Memorandum for more information on the material Canadian federal tax consequences of this Offer.

Q19.	What securities are subject to the Offer? Does the Offer apply to shares of Quest Software common stock that I currently own?

A19.	Only Eligible Options may be amended or replaced. You may not tender previously exercised shares.

If you are an Eligible Optionee, you will receive an email on the commencement date of the Offer that will contain a personalized Election Form describing the Eligible Options that you currently hold, including the grant date indicated for the Eligible Options in the applicable grant notice, the current exercise price per share in effect for the Eligible Options, the revised measurement date determined for the Eligible Options and the fair market value per share of our common stock on that revised measurement date.

Please see Section 1 of the Offering Memorandum for more information on which options are Eligible Options.

Q20.	What happens to the portion of my Eligible U.S. Options that vested before January 1, 2005?

A20.	Under the currently available guidance for Section 409A, “discounted” or below-market stock options (or any portion of a stock option) that vested before January 1, 2005, and that were not materially modified after October 3, 2004, are exempted from the adverse personal tax treatment under Section 409A. Therefore, the exercise price of this part of an option that is otherwise an Eligible U.S. Option will not be amended.

Q21.	Am I required to participate in the Offer?

A21.	No. Participation in the Offer is voluntary. You may choose to tender your Eligible Options for amendment or replacement pursuant to the Offer or to retain those options. However, if you wish to participate, you must tender all of your Eligible Options.

Please see Section 1 of the Offering Memorandum for more information on the requirements for participation in the Offer.

Q22.	Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Quest Software?

A22.	No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from Quest Software. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of the Board (or a duly appointed committee thereof) without regard to a decision to accept or reject the Offer.

Q23.	Will the terms and conditions of my Amended Options or New Options be the same as those currently in effect for my Eligible Options?

A23.	Except for the adjustment to the exercise price per share (i.e., the Adjusted Exercise Price), each Amended Option will continue to remain subject to the same terms and conditions as in effect for such option immediately before the amendment. Accordingly, each Amended Option will vest in accordance with the same vesting schedule measured from the same vesting commencement date and will have the same exercise period, option term and other conditions currently in effect for that option. These Amended Options will continue to be non-statutory stock options (as defined in the Plans).

For Eligible U.S. Optionees, each New U.S. Option granted pursuant to this Offer will be identical in all material respects to the tendered Eligible U.S. Option it replaces, including the same exercise price per share, vesting schedule and option expiration date, but the New U.S. Option will have a new grant date – that is, the Expiration Date will be the new grant date. These New U.S. Options will be non-statutory stock options (as defined in the 1999 Plan).

For Eligible Canadian Optionees, the terms of the New Canadian Option granted pursuant to this Offer will be identical in all material respects to the Amended Canadian Option it replaces, including the same vesting schedule and option expiration date, but the New Canadian Option will have a new grant date and a new exercise price. The new grant date of a New Option will be the Expiration Date and the new exercise price of the New Canadian Option will be equal to the greater of (i) the exercise price per share currently in effect for the original Eligible Canadian Option, and (ii) the closing price per share of our common stock on the Expiration Date.

Please see Section 1 of the Offering Memorandum for more information on the terms of the Amended Options and the Eligible Options.

Q24.	When will my Eligible Options be amended or replaced?

A24.	The amendment and/or replacement of each properly tendered Eligible Option will occur on the Expiration Date, which is currently set to be June 27, 2008.

Please see Sections 1 and 4 of the Offering Memorandum for more information on the time when Eligible Options will be amended and/or replaced.

Q25.	When can I exercise my Amended Options or New Options?

A25.	If you have properly accepted this Offer, Quest Software will amend your Eligible Options and then, if applicable, cancel those amended options in exchange for New Options, effective as of the Expiration Date. Please note that, to process these option amendments or replacements in our stock database, your Amended Options and New Options may not be exercisable for up to five (5) business days following the Expiration Date.

In all cases, any exercise of your stock options must comply with the terms of the options and the Quest Software Insider Trading Policy. In addition, you may not exercise your stock options as to unvested shares.

Please see Section 4 of the Offering Memorandum for more information on the timing for the amendment, and, if applicable, replacement, of your Eligible Options.

Q26.	Can I exercise my Eligible Options after I tender my Eligible Options but before amendment or replacement?

A26.	You may exercise your Eligible Options before the Offer expires on the Expiration Date, provided such exercise complies with the existing terms of your Eligible Options and Quest Software’s Insider Trading Policy. However, if you exercise your Eligible Options before these options are amended on the Expiration Date, any election you have made to tender your exercised options for amendment or replacement pursuant to the Offer will be null and void. Consequently, you would likely incur adverse tax consequences under Section 409A and/or would not likely be able to benefit from the preferential tax treatment under the Canadian Tax Act, as applicable, with respect to any Eligible Options you have exercised. You will be solely responsible for any taxes, penalties or interest payable under Section 409A or otherwise and/or the Canadian Tax Act, as applicable, including those resulting from any exercise or disposition of such Eligible Option prior to the amendment and/or replacement of those options on the Expiration Date.

Q27.	When may I exercise the portion of my Eligible U.S. Options that vested before January 1, 2005?

A27.	You may exercise the portion of each of your Eligible U.S. Options that vested before January 1, 2005 at any time before or after the termination or expiration of the Offer (but in no event after the expiration of its term). For Eligible U.S. Optionees, we believe such an exercise will not give rise to adverse taxation under Section 409A.

Q28.	If my Eligible U.S. Option was granted as an incentive stock option, will participation in the Offer cause it to be treated as a non-statutory stock option?

A28.

Some of the Eligible Options were originally granted to Eligible U.S. Optionees with the intention that such awards would qualify as ISOs for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO. As a result of the uncertainty described above in

Question 5 as to whether the IRS will respect our original determination of the “grant date” for the Eligible U.S. Options, there can be no assurance that the Eligible U.S. Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs. Therefore, Quest Software will be treating all Eligible U.S. Options as non-statutory stock options from and after the date on which this Offer commences, including Eligible U.S. Options that were intended to qualify as ISOs, regardless of whether the Eligible U.S. Optionee elects to participate in the Offer.

All New Options will be non-statutory stock options, regardless of whether the Eligible Options they replace were intended to qualify as ISOs.

Please see Section 14 of the Offering Memorandum for more information about the U.S. tax preferred status of your Eligible Options.

Q29.	What are the conditions to the Offer?

A29.	The Offer is subject to a number of conditions, including the conditions described in Section 6 of the Offering Memorandum. The Offer is not conditioned upon the tender of a minimum number of Eligible Options for amendment or replacement.

Q30.	When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?

A30.	The Offer will expire on June 27, 2008, at 11:59 p.m. Pacific Daylight Time, unless we extend the Offer.

Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If the Offer is extended, we will send you an email or other communication informing you of the extension no later than 9:00 a.m. Pacific Daylight Time on the next business day following the previously scheduled expiration of the Offer period.

Please see Section 16 for more information on our ability to extend the Offer.

Q31.	How and when do I tender my Eligible Options?

A31.	If you are an Eligible Optionee (that is, either an Eligible U.S. Optionee or an Eligible Canadian Optionee), then you will receive an email on the commencement date of the Offer containing a personalized Election Form, which will identify you as either an Eligible U.S. Optionee or an Eligible Canadian Optionee, and will describe, with respect to each of your then-outstanding Eligible Options:

•	the grant date indicated for the options in the applicable grant notice,

•	the current exercise price per share in effect for the options,

•	the revised measurement dates determined for those options for financial accounting purposes, and

•	the fair market value per share of Quest Software’s common stock on the applicable revised measurement dates.

Whether you accept this Offer or not, you must complete and submit your personalized Election Form that sets forth your election for your Eligible Options. Your completed personalized Election Form, and any subsequent change thereto, must be submitted by 11:59 p.m., Pacific Daylight Time, on June 27, 2008 (or a later date if we extend the Offer). You may change your elections at any time prior to the expiration of the Offer on the Expiration Date. If we do not receive your Election Form by 11:59 p.m. on the Expiration Date, you will be deemed to have rejected the Offer. Eligible U.S. Optionees should be aware that adverse tax consequences under Section 409A may apply to your Eligible U.S. Options if you reject this Offer. You will be solely responsible for any taxes, interest or penalties you may incur under Section 409A or otherwise.

You must submit a completed personalized Election Form (1) via facsimile to the attention of “Tender Offer” at (949) 754-1933, (2) via email to TenderOffer@quest.com or (3) via hand delivery, certified mail, Federal Express or interoffice mail to Amada Zapata-Gill, Quest Software’s Stock Plan Administrator, in the Aliso Viejo office. If you submit your personalized Election Form via facsimile or email, you must keep a copy of both (1) your Election Form and (2) your facsimile transmission receipt or your Outlook email “delivery receipt” (as applicable).

We will send you an email with your Election Confirmation Statement within three (3) business days after we have received your Election Form (including any subsequent Election Form). Within three (3) business days after the Expiration Date, we will send you a Final Election Confirmation Statement, reflecting the last election we received from you and setting forth the terms of any Cash Bonus (that is, any U.S. Cash Bonus or any Canadian Cash Bonus) to which you are entitled. If you have not received any of these confirmations at the appropriate time, you must confirm that we have received your completed Election Form by contacting the Quest Software Tender Offer Team and providing a copy of your Election Form and facsimile transmission receipt or Outlook email “delivery receipt,” and any Election Confirmation Statement that you did receive.

If you have properly tendered your Eligible Options in the Offer and we have accepted your Election Form, then as soon as administratively practicable following the Expiration Date, but in no event more than five (5) business days after the Expiration Date, we will email you:

•

a new Stock Option Grant Notice reflecting the terms of your Amended Option (that is, your Amended U.S. Option or your Amended Canadian Option), including your Adjusted Exercise Price for that Amended Option, and/or

•	a new Stock Option Grant Notice and Stock Option Agreement reflecting the terms of your New Options, including your New Option Price.

Please be aware that your E*Trade OptionsLink account may not accurately reflect the amendment and/or replacement of your Eligible Options for up to five (5) business days following the Expiration Date.

Please see Section 4 of the Offering Memorandum for additional information on the process for tendering your Eligible Options.

Q32.	Will Quest Software tell me if there is a problem with my Election Form?

A32.	Quest Software is not obligated to give you notice of any defects or irregularities in any Election Form, or other related documentation, and no one will be liable for failing to give notice of any defects or irregularities. However, if you receive the Election Confirmation Statement described in Question 31 above as to your election, you can assume that we have received your Election Form. Please review your Election Confirmation Statement carefully to confirm that it accurately reflects what you believe to be your election.

Q33.	During what period of time may I change my election with respect to my Eligible Options?

A33.	You may change your previously submitted election at any time before 11:59 p.m. Pacific Daylight Time on June 27, 2008 (or any extended expiration date of the Offer). You may change your previously submitted elections as many times as you would like before the expiration of the Offer. The process to change your election is the same as the process to make your initial election.

Please see Section 5 of the Offering Memorandum for additional information on changing your election.

Q34.	If I am an Eligible Optionee but I do NOT want to amend my Eligible Options, do I need to fill out an Election Form?

A34.

Yes. If you are an Eligible Optionee, you will need to fill out an Election Form even if you do not wish to accept the Offer, to formally notify Quest Software that you are rejecting the Offer as to your Eligible

Options. However, if you do not submit an Election Form by the expiration of the Offer, you will be deemed to have rejected the Offer as to all of your Eligible Options.

Please note that if you do not elect to amend your Eligible Options, adverse tax consequences under Section 409A and/or the denial of the preferential tax treatment under the Canadian Tax Act would likely apply to your Eligible Options, and you will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A or otherwise and/or the Canadian Tax Act, including those resulting from any exercise or disposition of such Eligible Option after the Expiration Date.

Q35.	Does Quest Software make any recommendations as to whether I should tender my Eligible Options for amendment or replacement pursuant to the Offer?

A35.	Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should tender your Eligible Options for amendment or replacement pursuant to this Offer. You must make your own decision whether to tender your Eligible Options, after taking into account your own personal circumstances and preferences. We recommend that you consult with your personal tax advisors when deciding whether or not you should tender your Eligible Options.

Q36.	What are some of the key dates to remember?

A36.	The commencement date of the Offer is June 2, 2008.

The Offer will expire at 11:59 pm Pacific Daylight Time on June 27, 2008 (unless we extend it).

The Eligible Options will be amended and/or replaced on the Expiration Date.

For Eligible U.S. Optionees, the U.S. Cash Bonus will be paid on our first regularly scheduled payroll date in January 2009, which will not be later than January 15, 2009.

For Eligible Canadian Optionees, the Canadian Cash Bonus will be paid not later than our second regularly scheduled payroll pay date following the Expiration Date.

Q37.	Where can I find more information about the Offer?

A37.	The complete terms and conditions of the Offer are set forth in this Offering Memorandum, including the Exhibits to the Schedule TO available at www.sec.gov or by contacting the Quest Software Tender Offer Team at TenderOffer@quest.com. You should carefully read this Offering Memorandum in its entirety to learn about the Offer.

In addition, Quest Software will be holding informational meetings that will review the terms and conditions set forth in this Offering Memorandum. The timing of these meetings, as well as information as to how an Eligible Optionee may attend these meetings will be announced by Quest Software shortly after the commencement of the Offer.

Q38.	To whom can I talk if I have questions about the Offer?

A38.	For additional information or assistance, you should contact the Quest Software Option Tender Offer Team via email at TenderOffer@quest.com, or via facsimile at (949) 754-1933.

CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves risks discussed in this Offer and described below. In addition, information concerning risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 “Additional Information.” You should carefully consider these risks and are encouraged to consult your tax advisors before deciding to participate in the Offer.

1.	Tax Risks for Eligible U.S. Optionees

The determination as to whether your Eligible U.S. Options were granted at a discount for purposes of Section 409A is not completely certain.

As part of the investigation of our historical option grant practices and related accounting and our subsequent restatement of certain of our financial statements, it has been determined that the Eligible U.S. Options have a different “measurement date” for accounting purposes than the stated “grant date.” We generally have set the exercise price for our stock options equal to the fair market value of our common stock on the “grant date.” Therefore, as the fair market value on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible U.S. Option, the Eligible U.S. Options were deemed to have been granted at a discount from the fair market value on the measurement date. The definition of “measurement date” for accounting purposes is somewhat different from the definition of “grant date” for tax purposes, but these two terms are not substantially different. It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) must be the same as the “measurement date” (for accounting purposes).

Even if you accept the Offer and receive Amended Options or New Options, the tax treatment of Amended Options and New Options under Section 409A is not completely certain, and you may still be required to recognize income prior to the exercise of your Amended Options and New Options and pay a 20% federal tax plus additional tax in the nature of interest in respect of your Amended Options and New Options under Section 409A.

Because each Eligible U.S. Option was issued with an exercise price that is or may be lower than the fair market value of the underlying shares on the date of grant as determined for tax purposes, such options may be subject to adverse personal taxation under Section 409A. Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised. Such income would be taxable at ordinary income rates and will also be subject to a 20% federal tax, and possibly additional taxes in the nature of interest, in addition to the usual applicable withholding and employment taxes.

We believe that by accepting the Offer, an Eligible U.S. Optionee may avoid or minimize the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible U.S. Options to avoid or minimize the adverse personal tax consequences of Section 409A. Guidance issued after the date of this Offer or a future determination by the IRS could provide that the Amended Options and New Options do not avoid the adverse personal tax consequences of Section 409A. Therefore, it is not completely certain that amending the Eligible U.S. Options pursuant to this Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of your Eligible U.S. Options or pay an additional taxes in respect of your Eligible U.S. Options under applicable state or foreign tax laws, even if you participate in the Offer.

It is possible that the discounted options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A. Therefore, you may incur taxes under such provisions with respect to your Eligible U.S. Options based on the state in which you are subject to taxation in addition to the federal taxes you may pay under Section 409A. For instance, California has adopted a provision similar to Section 409A that will result in an aggregate state and federal tax rate of approximately 80% or more with regard to a discounted stock option.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible U.S. Options as a result of your participation in the Offer.

Sections 14 and 15 of this Offering Memorandum describes the material U.S. federal income tax consequences and material Canadian federal tax consequences if you participate in the Offer and if you do not participate in the Offer. You are strongly encouraged to consult with your personal tax advisors to confirm your individual state tax exposure.

If your Eligible U.S. Option was granted with the intention of being treated as an “incentive stock option” (as such term is defined under the Code), it may be that your Eligible U.S. Option does not need to be amended under the Offer.

Certain of the Eligible U.S. Options were originally granted with the intention that such awards would qualify as “incentive stock options” (“ISOs”) as such term is defined for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO. In part because of this requirement as to the exercise price, ISOs are exempt from the adverse personal tax consequences of Section 409A.

However, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible U.S. Options, there can be no assurance that the Eligible U.S. Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs. Given the lack of definitive guidance from the IRS, we will be treating all Eligible U.S. Options as non-statutory stock options (as defined in the 1999 Stock Incentive Plan (the “1999 Plan”)) from and after the date on which this Offer commences, regardless of whether the Eligible U.S. Optionee elects to participate in the Offer.

Section 14 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You should review Section 14 carefully and you are strongly encouraged to consult with your own tax advisors to determine the tax consequences of the Offer applicable to your particular situation.

2.	Tax Risks for Eligible Canadian Optionees

It is uncertain that the “measurement date” for accounting purposes is the “grant date” for the purpose of the Canadian Tax Act (including for determining entitlement to the preferential tax treatment).

As part of the investigation of our historical option grant practices and related accounting and our subsequent restatement of certain of our financial statements, it has been determined that the Eligible Canadian Options have a different “measurement date” for accounting purposes than the stated “grant date.” As the fair market value of our shares on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible Canadian Option, the Eligible Canadian Options were deemed to have been granted at a discount from the fair market value on the measurement date. The definition of “measurement date” for accounting purposes may be different from the definition of “grant date” for the purpose of the Canadian Tax Act, but they are not substantially different. It is not clear based on the currently available guidance under the

Canadian Tax Act and the CRA’s administrative position, whether the CRA will determine that the “grant date” (for tax purposes, including for the purpose of determining whether an Eligible Canadian Optionee that participates in the Offer may be entitled to benefit from the preferential tax treatment) is in all cases the same as the “measurement date” (for accounting purposes).

Even if you accept the Offer and receive Amended Options or New Options, there is no guarantee that you will be entitled to the preferential tax treatment (the “Tax Deduction”).

An Eligible Canadian Optionee may be entitled to benefit from the Tax Deduction, if the following three conditions, among other conditions, are met:

(i)	the amount paid by the option holder to acquire the shares subject to the option (i.e., the exercise price of the options) was not less than the fair market value of such shares at the time the option was granted;

(ii)	the employee was dealing at arm’s length with Quest Software immediately after the time at which the option was granted; and

(iii)	the shares purchased upon the exercise of the option were “prescribed shares” for purposes of the Canadian Tax Act.

The participation in the Offer may allow you to meet the first condition, but there is no certainty. One of the uncertainties is the risk discussed above concerning the “grant date.” In addition, we cannot predict whether the common stock acquired upon the exercise of the Amended Canadian Option or New Canadian Option would be a “prescribed share” at such time.

If you accept the Offer, it is uncertain whether the amendment of your Eligible Canadian Options will be considered to be a disposition of your Eligible Canadian Options, which may result in certain adverse tax consequences (including the requirement to recognize income prior to the exercise of your Amended Options or New Options, the inability to benefit from the preferential tax treatment and a risk for double taxation).

There is no specific rule in the Canadian Tax Act that addresses the consequences of an upward repricing of options, such that the tax consequences to the acceptance of the Offer for Eligible Canadian Optionees are not clear. Although arguments can be made that the amendment of your Eligible Canadian Options pursuant to the Offer should not be considered to be a disposition of your Eligible Canadian Options, there is a risk that the CRA would consider otherwise. This matter is unclear and we urge you to consult your own tax advisors in this respect.

If the CRA determines that the amendment to your Eligible Canadian Options pursuant to the Offer is considered to be a disposition of your Eligible Canadian Options, you will be required to include in the calculation of your employment income the amount of consideration received for that disposition, which is the Canadian Cash Bonus, if any, plus the value of the Amended Canadian Option received. This situation would require a valuation of the Amended Canadian Option. Upon the exercise or disposition (other than in the case of the replacement of the Amended Option for New Options pursuant to this Offer) of your Amended Canadian Option, you will not likely be entitled to benefit from the Tax Deduction against the taxable benefit realized thereon, if the Adjusted Canadian Exercise Price of your Amended Canadian Option is not less than the fair market value of our common stock on the Expiration Date.

In addition, there is no clear mechanism in the Canadian Tax Act to reduce the taxable benefit realized on the exercise or disposition of your Amended Canadian Option (in a taxation year subsequent to the year in which the amendment to the Eligible Canadian Option occurred) to take into account the amount that may already have been included in your income upon the amendment of the Eligible Canadian Options in a previous taxation year. There is a general rule in the Canadian Tax Act that prevents double inclusions of amount in the computation of income, but it is not clear that this rule would apply in these circumstances.

Uncertainty

Section 14 of this Offering Memorandum describes the “Material Canadian federal income tax consequences” if you participate or not in the Offer. Because this Offer involves complex tax considerations and many uncertainties, we strongly urge you to consult with your own tax advisors before your make any decision about participating in this Offer.

3.	Procedural Risks

If you participate in the Offer, there are a number of procedural steps that must be followed for you to amend your Eligible Option(s). These procedural steps are discussed in greater detail in Sections 4 and 5 of this Offering Memorandum. If you fail to follow these procedural steps, you will risk that your Eligible Option(s) will not be amended in the Offer.

You are responsible for making sure that your initial Election Form and any subsequent changes to your Election Form pursuant to which you withdraw or re-tender your Eligible Options are received by us before the Expiration Date and that such form accurately reflects your election. You should make a copy of the Election Form that you submit. We intend to confirm the receipt of your initial Election Form and any subsequent changes to your Election Form by emailing an Election Confirmation Statement to your Quest Software email address within three business days after we receive your Election Form. If you have not received an Electronic Confirmation Statement in the time frame prescribed, you must send your printed copies of your last Election Form, email delivery receipt or other evidence of delivery, and any Election Confirmation Statement that you did receive to the Quest Software Option Tender Offer Team via email at TenderOffer@quest.com, via facsimile at (949) 754-1933 or via hand delivery, certified mail, Federal Express or interoffice mail to Amada Zapata-Gill, Quest Software’s Stock Plan Administrator, in the Aliso Viejo office to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Election Confirmation Statement, please contact the Quest Software Option Tender Offer Team via email at TenderOffer@quest.com or via facsimile at (949) 754-1933.

4.	Business-Related Risks

If you participate in the Offer, you should be aware there are a number of risks that Quest Software is exposed to in the ordinary course of its business.

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 25, 2008, which is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

THE OFFER

1.	Material terms; Additional definitions; Examples; No other rights; Additional considerations.

Quest Software, Inc. (“Quest Software,” “us” or “we”) is making this offer (the “Offer”) to certain individuals to amend and, if applicable, replace certain outstanding stock options to purchase our common stock previously granted under the 1999 Stock Incentive Plan (the “1999 Plan”) or the 2001 Stock Incentive Plan (the “2001 Plan”) (collectively, the “Plans”).

The Offer has two parts:

•

Amending or Replacing Certain Options: Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable grant date, as determined for tax purposes. These options may therefore be subject to adverse tax consequences under Section 409A (“Section 409A”) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or may therefore not be eligible for preferential tax treatment under the Income Tax Act (Canada) (the “Canadian Tax Act”), as applicable. To address this situation, we are offering to amend and, if applicable, replace these options to help each eligible optionee avoid or minimize the adverse taxation under Section 409A or, as applicable, potentially benefit from the preferential tax treatment under the Canadian Tax Act.

•

Payment of a Cash Bonus: For employees who, after the conclusion of this Offer, hold options with an exercise price (as amended) in excess of the exercise price currently in effect for those options, we are offering to pay a cash bonus to such employee to help offset the increased exercise price for those amended or replaced options.

Material terms

Below is a summary of the general requirements and mechanics for the Offer.

	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES

Eligible Optionees:

Must be a current employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date (as defined below) AND

The individual is or may be subject to income taxation with respect to that option during the term of that option in the United States (an “Eligible U.S. Optionee”).

No current or former executive officers of Quest Software and no current or former members of Quest Software’s Board of Directors can be Eligible U.S. Optionees.

Must be a current employee of
Quest Software (or any Quest
Software subsidiary) on the
Expiration Date (as defined
below), AND

The individual is currently
subject to income taxation with
respect to that option in Canada
(an “Eligible Canadian
Optionee”).

No current or former executive
officers of Quest Software and
no current or former members of
Quest Software’s Board of
Directors can be Eligible
Canadian Optionees.

	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES

Eligible Options:

The option was granted under one of the Plans, AND

The option has a current exercise price that is lower than the fair market value per share of Quest Software’s common stock on the date that has been determined to be the “revised measurement date” for that option for financial accounting purposes, AND

The option is outstanding on the date that the Offer expires (as defined below, the “Expiration Date”), AND

The option is held by an Eligible U.S. Optionee, AND

The option (or part thereof) had not vested prior to January 1, 2005, or has been determined by Quest Software to be potentially subject to adverse taxation under Section 409A.

We call this option an “Eligible U.S. Option.”

The option was granted under
one of the Plans, AND

The option has a current
exercise price that is lower than
the fair market value per share
of Quest Software’s common
stock on the date that has been
determined to be the “revised
measurement date” for that
option for financial accounting
purposes, AND

The option is outstanding on the
date that the Offer expires (as
defined below, the “Expiration
Date”), AND

The option is held by an Eligible
Canadian Optionee.

We call this option an “Eligible
Canadian Option.”

Terms of Offer to Amend or Replace Options:

On the Expiration Date, Quest Software will increase the exercise price per share for any tendered Eligible U.S. Option to the lower of (i) the fair market value per share of Quest Software’s common stock on the revised measurement date or (ii) the closing price per share of our common stock on the Expiration Date, as reported by the Nasdaq Global Select Market on such date.

We call this new exercise price the “Adjusted U.S. Exercise Price” and we call the option as amended the “Amended U.S. Option.” The terms of the Amended U.S. Option will be set forth on a new Stock Option Grant Notice. Other than the change in the exercise price,

On the Expiration Date, Quest
Software will increase the
exercise price per share for any
tendered Eligible Canadian
Option to the fair market value
per share of Quest Software’s
common stock on the revised
measurement date.

We call this new exercise price
the “Adjusted Canadian
Exercise Price” and we call the
option as amended the
“Amended Canadian Option.”
The terms of the Amended
Canadian Option will be set
forth on a new Stock Option
Grant Notice. Other than the
change in the exercise price, no
other terms or provisions of the
Eligible Canadian Option will
be amended or modified.

However, if the Adjusted

	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES

no other terms or provisions of the Eligible U.S. Option will be amended or modified.

However, if the Adjusted U.S. Exercise Price would be the same or lower than the exercise price per share currently in effect for that Eligible U.S. Option, then on the Expiration Date, (i) the tendered Eligible U.S. Option will be repriced upward to the fair market value per share of Quest Software’s common stock on the revised measurement date, (ii) that Eligible U.S. Option, as repriced, will be immediately cancelled, and (iii) in replacement of the cancelled Eligible U.S. Option, a new option will be granted that is identical in all material respects to the cancelled Eligible U.S. Option, including the same exercise price per share that is currently in effect for the Eligible U.S. Option, with no loss of vesting or change in the expiration date of the option term, but with a new grant date.

We call this new option the “New U.S. Option” and we call the new exercise price the “New U.S. Exercise Price.” The terms of the New U.S. Option will be set forth on a new Stock Option Grant Notice and Stock Option Agreement. The New U.S. Option will be granted under the terms of the 1999 Plan and will be a non-statutory stock option (as defined in the 1999 Plan).

Canadian Exercise Price would
be higher than the closing price
per share of our common stock
on the Expiration Date, then on
the Expiration Date, (i) the
tendered Eligible Canadian
Option will be repriced upward
to the fair market value per
share of Quest Software’s
common stock on the revised
measurement date, (ii) that
Amended Canadian Option, as
repriced will be immediately
cancelled, and (iii) in
replacement of the cancelled
Amended Canadian Option, a
new option will be granted that
is identical in all material
respects to the cancelled
Amended Canadian Option,
with no loss of vesting or
change in the expiration date of
the option term, but with a new
grant date and a new exercise
price per share equal to the
greater of (i) the exercise price
per share that is currently in
effect for the Eligible Canadian
Option and (ii) the closing price
per share of Quest Software’s
common stock on the Expiration
Date.

We call this new option the
“New Canadian Option” and
we call the new exercise price
the “New Canadian Exercise
Price.” The terms of the New
Canadian Option will be set
forth on a new Stock Option
Grant Notice and Stock Option
Agreement. The New Canadian
Option will be granted under the
terms of the 1999 Plan and will
be a non-statutory stock option
(as defined in the 1999 Plan).

Terms of Cash Bonus:	For each Eligible U.S. Option that becomes an Amended U.S. Option, Quest Software will pay	For each Eligible Canadian Option that becomes an Amended Canadian Option,

	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES

you a U.S. Cash Bonus equal to the product of (i) the amount by which the Adjusted U.S. Exercise Price exceeds the exercise price per share currently in effect for that Eligible U.S. Option and (ii) the number of shares of our common stock purchasable under that Amended U.S. Option at the Adjusted U.S. Exercise Price.

The U.S. Cash Bonus will be paid on the first regularly scheduled payroll date in January, 2009, which will not be later than January 15, 2009, regardless of whether you remain employed with Quest Software on that date, and regardless of whether you ever exercise your Amended U.S. Options. Such a delayed payment is required by applicable IRS regulations and guidance issued under Section 409A.

The U.S. Cash Bonus will be subject to applicable income and employment tax withholdings.

Quest Software will pay you a
Canadian Cash Bonus, per
Eligible Option, equal to the
product of (i) 150%, (ii) the
amount by which the lower of
(x) the Adjusted Canadian
Exercise Price and (y) the
closing price per share of our
common stock on the Expiration
Date exceeds the exercise price
per share currently in effect for
that Eligible Canadian Option
and (iii) the number of shares of
our common stock purchasable
under the Amended Canadian
Option. If the lower of (x) the
Adjusted Canadian Exercise
Price and (y) the closing price
per share of our common stock
on the Expiration Date is less
than or equal to the exercise
price per share currently in
effect for that Eligible Canadian
Option, no Canadian Cash
Bonus will be paid.

The Canadian Cash Bonus will
be paid not later than the second
regularly scheduled payroll date
after the Expiration Date,
regardless of whether you
remain employed with Quest
Software on that date, and
regardless of whether you ever
exercise your Amended
Canadian Option.

The Canadian Cash Bonus will
be subject to applicable income
and employment tax
withholdings.

General Requirements:

If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options.

If only a portion of the option meets the conditions described above, then only that portion will be an Eligible Option, and the

If you hold more than one
Eligible Option and you wish to
participate in the Offer, you
must tender all of your Eligible
Options.

If only a portion of the option
meets the conditions described
above, then only that portion

	ELIGIBLE U.S. OPTIONEES	ELIGIBLE CANADIAN OPTIONEES

balance of that option will not be eligible for amendment or replacement pursuant to this Offer.

That portion of the Eligible U.S. Option that vested before January 1, 2005 generally will not be eligible for the Offer and will retain its current exercise price.

will be an Eligible Option, and the balance of that option will not be eligible for amendment or replacement pursuant to this Offer.

Expiration Date:	June 27, 2008, unless we extend it as described in this Offering Memorandum (such date, or any extension thereof, the “Expiration Date”).	June 27, 2008, unless we extend it as described in this Offering Memorandum (such date, or any extension thereof, the “Expiration Date”).

Additional definitions

You should also be familiar with the following additional definitions that are important to the understanding of the terms of the Offer.

•	“Adjusted Exercise Price” means the Adjusted U.S. Exercise Price or the Adjusted Canadian Exercise Price, as determined for any Amended Option.

•	“Amended Option” mean any Amended U.S. Option or Amended Canadian Option.

•	“Cash Bonus” means any U.S. Cash Bonus or Canadian Cash Bonus.

•	“Election Form” is the form that the Eligible Optionee must use to tender Eligible Options for amendment and/or replacement pursuant to the Offer.

•	“Eligible Option” means any Eligible U.S. Option or Eligible Canadian Option.

•	“Eligible Optionee” means any Eligible U.S. Optionee or Eligible Canadian Optionee.

•	“Fair Market Value” per share of our common stock on any relevant date will be the closing price per share of such stock on that date on the Nasdaq Global Select Market.

•	“New Exercise Price” means the New U.S. Exercise Price or the New Canadian Exercise Price, as determined for any New Option.

•	“New Option” means any New U.S. Option or New Canadian Option.

•

“Taxable Benefit” means the employment income included in the calculation of an Eligible Canadian Optionee as a result of the exercise or disposition of an option. Generally, the Taxable Benefit resulting from the exercise of an option is equal to the amount by which (i) the fair market value of the Quest Software shares on the date of exercise exceeds (ii) the exercise price of such option, and the Taxable Benefit resulting from the disposition (other than the exercise) of an option is equal to the value of consideration received for the disposition.

•	“Tax Deduction” means a Canadian tax deduction that may be available if certain conditions are met equal to 50% of the amount of the Taxable Benefit for Canadian federal income tax purposes.

Examples

EXAMPLE #1 – Amendment of Eligible U.S. Option: Assume that:

•	you were granted an option to purchase 1,000 shares that had a “grant date” of October 1, 2001 and an exercise price per share of $10.74,

•

the option vests in five equal installments over a five-year period, with the first installment of 20% occurring on the first anniversary of the “grant date” and succeeding installments every six months thereafter (“Standard Vesting Terms”), so there were 400 shares unvested as of January 1, 2005,

•	the revised measurement date of that option for financial accounting purposes was January 14, 2002, when the fair market value per share was $24.40,

•	the fair market value of our common stock on the Expiration Date is assumed to be $17.00 per share,

•	you have not exercised your option as to any shares, and

•	you are an Eligible U.S. Optionee.

The portion of your grant that had not vested prior to January 1, 2005 constitutes the Eligible U.S. Option for purposes of this Offer. No other portions of your option may be tendered pursuant to this Offer. If you tender your Eligible U.S. Option, then the Eligible U.S. Option will be amended to increase the exercise price to $17.00 per share for the 400 shares eligible under the grant. No other changes will be made to your option. In addition, you will be eligible to receive a U.S. Cash Bonus in an amount of $2,504.00 determined as follows:

•

multiplying (i) the 400 shares eligible under the option by (ii) $6.26 ($17.00 (Adjusted U.S. Exercise Price) minus $10.74 (per share exercise price previously in effect for that option)) equals $2,504.00.

Your U.S. Cash Bonus will be paid on our first regularly scheduled payroll date in January, 2009, subject to Quest Software’s collection of all applicable withholdings.

EXAMPLE #2 – Amendment of Eligible U.S. Option: Assume that:

•	you were granted an option to purchase 1,000 shares that had a “grant date” of April 29, 2002 and an exercise price per share of $11.91,

•	the option vests on standard Vesting Terms, so there were 500 shares unvested as of January 1, 2005,

•	the revised measurement date of that option for financial accounting purposes was June 3, 2002 when the fair market value per share was $12.96,

•	the fair market value of our common stock on the Expiration Date is assumed to be $17.00 per share,

•	you have not exercised your option as to any shares, and

•	you are an Eligible U.S. Optionee.

The portion of your grant that had not vested prior to January 1, 2005 constitutes the Eligible U.S. Option for purposes of this Offer. No other portions of your option may be tendered pursuant to this Offer. If you tender your Eligible U.S. Option, then the Eligible U.S. Option will be amended to increase the exercise price to $12.96 per share for the 500 shares eligible under the grant. No other changes will be made to your option. In addition, you will be eligible to receive a U.S. Cash Bonus in an amount of $525.00 determined as follows:

•

multiplying (i) the 500 shares eligible under the option by (ii) $1.05 ($12.96 (Adjusted U.S. Exercise Price) minus $11.91 (per share exercise price previously in effect for that option)) equals $525.00.

Your U.S. Cash Bonus will be paid on our first regularly scheduled payroll date in January, 2009, subject to Quest Software’s collection of all applicable withholdings.

EXAMPLE #3 – Cancellation and Replacement of Eligible U.S. Options: Assume that:

•	you were granted an option to purchase 1,000 shares that had a “grant date” of January 2, 2001 and an exercise price per share of $23.69,

•	the option vests on Standard Vesting Terms, so there were 300 shares unvested as of January 1, 2005,

•	the revised measurement date of that option for financial accounting purposes was May 9, 2001, when the fair market value per share was $31.00,

•	you have not exercised any part of the option,

•	the fair market value of Quest Software’s common stock on the Expiration Date is $17.00 per share, and

•	you are an Eligible U.S. Optionee.

The portion of your grant that had not vested prior to January 1, 2005 constitutes your Eligible U.S. Option for purposes of this Offer. No other portion of this option may be tendered pursuant to this Offer. If you tender your Eligible U.S. Option, then your tendered Eligible U.S. Option will be repriced upward to $31.00 and then will be immediately cancelled, and you will be immediately issued a New U.S. Option with an exercise price of $23.69 per share for the 300 shares. Except for the new grant date, the New U.S. Option will be substantially the same as the cancelled Eligible U.S. Option, with no loss of vesting or change to the expiration date of the option term. Because the exercise price under the New U.S. Option will be the same as under the cancelled option, no Cash Bonus will be payable to you with respect to your New U.S. Option.

EXAMPLE #4 – Amendment of Eligible Canadian Options and Cancellation and Replacement of Amended Canadian Options: Assume that:

•	you were granted an option to purchase 1,000 shares that had a “grant date” of October 1, 2001 and an exercise price per share of $10.74,

•	the revised measurement date of that option for financial accounting purposes was January 14, 2002 when the fair market value per share was $24.40,

•	the fair market value of our common stock on the Expiration Date is assumed to be $17.00 per share,

•	you have not exercised your option as to any shares, and

•	you are an Eligible Canadian Optionee.

The entire grant will constitute your Eligible Canadian Option for purposes of this Offer. If you tender your Eligible Canadian Option, then the Eligible Canadian Option will be amended to increase the exercise price to $24.40 per share for all 1,000 shares under the grant. Immediately after this amendment, the Amended Canadian Option will be cancelled and replaced by a New Canadian Option having an exercise price of $17.00. In addition, you will be eligible to receive a Canadian Cash Bonus in an amount of $9,390 determined as follows:

•

multiplying (i) 150%, (ii) the 1,000 shares eligible under the option and (iii) $6.26 ($17.00 (New Canadian Exercise Price) minus $10.74 (per share exercise price previously in effect for that option)) equals $9,390.

Your Canadian Cash Bonus will be paid not later than our second regularly scheduled payroll date following the Expiration Date, subject to our collection of all applicable withholdings.

EXAMPLE #5 – Amendment of Eligible Canadian Optionees: Assume that:

•	you were granted an option to purchase 1,000 shares that had a “grant date” of April 29, 2002 and an exercise price per share of $11.91,

•	the revised measurement date of that option for financial accounting purposes was June 3, 2002 when the fair market value per share was $12.96,

•	the fair market value of our common stock on the Expiration Date is assumed to be $17.00 per share,

•	you have not exercised your option as to any shares, and

•	you are an Eligible Canadian Optionee.

The entire grant constitutes an Eligible Canadian Option for purposes of this Offer. If you tender your Eligible Canadian Option, then the Eligible Canadian Option will be amended to increase the exercise price to $12.96 per share for all 1,000 shares under the grant. No other changes will be made to your option. In addition, you will be eligible to receive a Canadian Cash Bonus in an amount of $1,575.00 determined as follows:

•

multiplying (i) 150%, (ii) the 1,000 shares eligible under the option and (iii) $1.05 ($12.96 (Adjusted Canadian Exercise Price) minus $11.91 (per share exercise price previously in effect for that option)) equals $1,575.00.

Your Canadian Cash Bonus will be paid not later than our second regularly scheduled payroll date following the Expiration Date, subject to our collection of all applicable withholdings.

EXAMPLE #6 – Amendment of Eligible Canadian Options and Cancellation and Replacement of Amended Canadian Options: Assume that:

•	you were granted an option to purchase 1,000 shares that had a “grant date” of January 2, 2001 and an exercise price per share of $23.69,

•	the revised measurement date of that option for financial accounting purposes was May 9, 2001, when the fair market value per share was $31.00,

•	you have not exercised any part of the option,

•	the fair market value of Quest Software’s common stock on the Expiration Date is $17.00 per share, and

•	you are an Eligible Canadian Optionee.

The entire grant will constitute your Eligible Canadian Option for purposes of this Offer. If you tender your Eligible Canadian Option, then the Eligible Canadian Option will be amended to increase the exercise price to $31.00 per share for all 1,000 shares under the grant. Immediately after this amendment, the Amended Canadian Option will be cancelled and replaced by a New Canadian Option having an exercise price of $23.69. Because the Adjusted Canadian Exercise Price will be the same as the exercise price under the Eligible Canadian Option, no Canadian Cash Bonus will be payable to you.

Former Employees

If you are not an employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not become entitled to any Cash Bonus with respect to those options. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share. Those options may be subject to adverse income taxation under Section 409A or would likely not benefit from preferential tax treatment under the Canadian Tax Act, as applicable.

No other rights.

The amendment, and, if applicable, replacement, of the tendered Eligible Options pursuant to the Offer will not create any contractual or other right of the tendering Eligible Optionees to receive any future grants of stock options, restricted stock units or other stock-based compensation. This Offer does not change the “at-will” nature of an Eligible Optionee’s employment with us, and an Eligible Optionee’s employment may be terminated by us or by the optionee at any time, for any reason, with or without cause. The employment of Eligible Optionees outside the United States may be terminated subject to the requirements of local law and the terms of any employment agreement.

Additional considerations

In deciding whether to tender one or more Eligible Options pursuant to the Offer, you should know that Quest Software continually evaluates and explores strategic opportunities as they arise. At any given time, we may be engaged in discussions or negotiations with respect to one or more corporate transactions described below. We also grant equity awards in the ordinary course of business to our current and new employees, including our directors and executive officers. Our employees, including our directors and executive officers, from time to time may acquire or dispose of our securities. We may from time to time repurchase our own outstanding securities, after we have announced any decision of our Board of Directors to authorize us to do so, in accordance with applicable securities laws.

We held our annual meeting of shareholders on May 8, 2008, when our shareholders approved the adoption of our 2008 Stock Incentive Plan (which will become effective on July 1, 2008) and our Executive Incentive Plan and ratified the selection of Deloitte & Touche as our registered independent public accounting firm for the year ending December 31, 2008. At the meeting, our shareholders also voted for the election of directors. Six of our seven existing directors were re-elected as directors, but Jerry Murdock did not receive enough votes for re-election under our new majority voting standard. Accordingly, Mr. Murdock’s term of office as a director will expire on August 6, 2008, unless he sooner resigns or our Board of Directors appoints his successor to his seat.

Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the Securities and Exchange Commission (“SEC”), we presently have no plans or proposals that relate to or would result in:

(a)	any extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving us or any of our subsidiaries;

(b)	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

(c)	any material change in our present dividend policy or our indebtedness or capitalization;

(d)	any change in our present Board of Directors or executive management team, including any plans to change the number or term of our directors or to fill any existing board vacancies or to change the material terms of any executive officer’s employment;

(e)	any other material change in our corporate structure or business;

(f)	our common stock not being traded on a national securities exchange;

(g)	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(h)	the suspension of our obligation to file reports pursuant to Section 14(d) of the 1934 Act;

(i)	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

(j)	any change in our articles of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

2.	Purpose of the Offer.

We are making this Offer to amend and, if applicable, replace the Eligible U.S. Options because of potential adverse U.S. tax consequences that may apply to those options. We are making this Offer to amend and, if applicable, to replace the Eligible Canadian Options to potentially allow the Eligible Canadian Options to benefit from a preferential tax treatment.

As a result of our review of our past option grant practices, we have determined that each Eligible Option (that is, each Eligible U.S. Option and each Eligible Canadian Option) was granted with an exercise price that is lower than the fair market value per share of our common stock on the date which has now been determined to be the revised measurement date for that option for financial accounting purposes. By reason of their revised measurement dates, Eligible U.S. Options may be deemed to be below-market options for tax purposes, both under U.S. tax law and Canadian Tax law. Specifically:

Eligible U.S. Optionees: Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that an option granted with a below-market exercise price may be subject to taxation at a rate of 80% of more of the value of that option as and when that option vests and is exercised, unless that option is brought into compliance with Section 409A of the Code before exercise and before December 31, 2008.

Eligible Canadian Optionees: The Canadian Tax Act provides that an option granted with a below-market exercise price is not eligible for a 50% deduction in computing taxable income related to the taxable benefit recognized on the exercise of a stock option.

Accordingly, Quest Software has decided to provide Eligible Optionees (that is, Eligible U.S. Optionees and Eligible Canadian Optionees) with the opportunity to bring the Eligible Options into compliance under Section 409A and to potentially allow Eligible Canadian Optionees to benefit from the preferential tax treatment under the Canadian Tax Act.

You should consult with your personal tax advisors with regard to the impact of Section 409A and/or the Canadian Tax Act on your Eligible Options. However, you should note that Quest Software will report to the IRS and the Canadian tax authorities (and any applicable state or foreign taxing authority), and make applicable tax withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible Options that are not amended in the Offer. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A or otherwise and under any state and foreign tax laws such as the Canadian Tax Act, including those taxes, penalties and interest resulting from any exercise or disposition of such Eligible Option.

3.	Status of Eligible Options not amended or replaced.

If you choose not to tender your Eligible Options for amendment, and, if applicable, replacement, you must still submit an Election Form indicating that you are declining to accept the Offer. Your Eligible Options will continue to remain outstanding in accordance with their existing terms, including the below-market exercise price component that would violate Section 409A or would likely deny you of the preferential tax treatment under the Canadian Tax Act.

You should note that Quest Software will report to the IRS and the Canadian tax authorities (and any applicable state or foreign taxing authority), and make applicable tax withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible Options that are not amended in the Offer. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A or otherwise and under any state and foreign tax laws such as the Canadian Tax Act, including those taxes, penalties and interest resulting from any exercise or disposition of such Eligible Option.

4.	Procedures for tendering Eligible Options.

Obtain Personalized Election Form

At the commencement of this Offer each Eligible Employee will receive an email announcing the Offer and containing the material documents related to the Offer (the “Commencement Notice,” in substantially the form attached hereto as Exhibit 99. (a)(1)(C)). In addition, each Eligible Optionee is receiving a second email (in substantially the form attached hereto as Exhibit 99.(a)(1)(O)) containing a personalized Election Form (in substantially the form attached hereto as Exhibit 99.(a)(1)(D)) that describes his or her Eligible Options. The personalized Election Form will identify you as either an Eligible U.S. Optionee or an Eligible Canadian Optionee, and will describe, with respect to each of your then-outstanding Eligible Options:

•	the grant date indicated for the options in the applicable grant notice,

•	the current exercise price per share in effect for the options,

•	the revised measurement dates determined for those options for financial accounting purposes, and

•	the fair market value per share of Quest Software’s common stock on the applicable revised measurement dates.

If you believe you are an Eligible Optionee and you did not receive both of these emails and your personalized Election Form, please contact the Quest Software Option Tender Offer Team via email at TenderOffer@quest.com or via facsimile at (949) 754-1933.

Complete the Election Form

If you decide to elect to tender your Eligible Options for amendment, and, if applicable, replacement, pursuant to the Offer, you must:

•	Print a copy of your personalized Election Form;

•	Complete and sign the Election Form; and

•

Submit a copy of your completed personalized Election Form (1) via facsimile to the attention of “Tender Offer” at (949) 754-1933, (2) via email to TenderOffer@quest.com or (3) via hand delivery, certified mail, Federal Express or interoffice mail to Amada Zapata-Gill, Quest Software’s Stock Plan Administrator, in the Aliso Viejo office.

•	Your Election Form must be received by 11:59 p.m. Pacific Daylight Time on June 27, 2008.

If we extend the Offer beyond June 27, 2008, you must deliver those documents before the extended expiration date of the Offer. We will not accept any Election Form after the expiration of the Offer.

If you submit your Election Form via email to the Quest Software Option Tender Offer Team at TenderOffer@quest.com, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. You must keep a copy of both (1) your Election Form and (2) your facsimile transmission receipt or your Outlook email “delivery receipt” (as applicable).

Whether you accept this Offer or not, you must complete and submit your personalized Election Form that sets forth your election for your Eligible Options to reject the Offer. However, if you do not complete and submit the Election Form via email or facsimile, you will be deemed to have rejected the Offer, and your Eligible Options will not be amended or replaced pursuant to the Offer, and you will not be eligible for any Cash Bonus. Eligible U.S. Optionees should be aware that adverse tax consequences under Section 409A may apply to your Eligible U.S. Options if you reject this Offer. You will be solely responsible for any taxes, interest or penalties you may incur under Section 409A or otherwise.

You may change your elections at any time prior to the expiration of the Offer on the Expiration Date. If we do not receive your Election Form by 11:59 p.m. Pacific Daylight Time on the Expiration Date, you will be deemed to have rejected the Offer.

Receive Confirmation of Election.

Within three (3) business days after your Election Form is received, we will email you an Election Confirmation Statement (in substantially the form attached hereto as Exhibit 99.(a)(1)(E)). Within three (3) business days after the Expiration Date, we will email you a Final Election Confirmation Statement that confirms the last election that you made for your Eligible Options as of the Expiration Date (in substantially the forms attached hereto as Exhibits 99.(a)(1)(F) and 99.(a)(1)(G), respectively). Please print and keep a copy of the Election Confirmation Statement and Final Election Confirmation Statement that you receive. If you have not received any of these confirmations at the appropriate time, you must confirm that we have received your completed Election Form by contacting the Quest Software Tender Offer Team and providing a copy of your Election Form and facsimile transmission receipt or Outlook email “delivery receipt” (as applicable) and any Election Confirmation Statement that you did receive to evidence proper and timely submission of your Election Form.

If your Election Form includes only a portion of your outstanding Eligible Option or less than all of your Eligible Options, we intend to interpret your election as an election for the amendment and/or replacement of all of your Eligible Options.

Determination of Validity; Rejection of Option Shares; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any option tender, and we will decide, in our sole discretion, all questions as to (i) the portion of each outstanding option that comprises an Eligible Option for purposes of this Offer; (ii) the Adjusted Exercise Price to be in effect under each Amended Option, (iii) the number of shares of our common stock purchasable under the Amended Option at the Adjusted Exercise Price, (iv) the amount of the Cash Bonus payable with respect to each Amended Option, (v) the cancellation of tendered Eligible Options and the replacement of those cancelled options with New Options, (vi) the New Exercise Price to be in effect under each New Option, (vii) the number of shares of our common stock purchasable under the New Option at the New Exercise Price, and (viii) the amount of Cash Bonus payable with respect to each New Option. Our determination as to those matters will be final and binding on all parties. We reserve the right to reject any or all option tenders that we determine do not comply with the conditions of the Offer, that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we intend to accept for amendment, and, if applicable, replacement, each properly and timely tendered Eligible Option that is not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Optionee. No tender of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Optionee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

Our Acceptance Constitutes an Agreement.

Your tender of an Eligible Option pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Subject to our rights to extend, terminate or amend the Offer, we currently expect that, upon the terms and subject to the conditions of the Offer, we will, upon the Expiration Date, accept for amendment, and, if applicable, replacement, all Eligible Options that have been properly tendered and not validly withdrawn before the Expiration Date. For each Amended Option, we will increase the exercise price per share to the applicable Adjusted Exercise Price on the Expiration Date, currently scheduled to be June 27, 2008. For each tendered Eligible Option that is cancelled pursuant to the Offer, we will grant a New Option in replacement immediately following the expiration of the Offer on the Expiration Date, but after Eligible Option is amended pursuant to the Offer.

However, if you are not an employee of Quest Software (or any Quest Software subsidiary) on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not become entitled to any Cash Bonus with respect to those options. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share. Those options will be subject to adverse income taxation under Section 409A and/or would likely not benefit from preferential tax treatment under the Canadian Tax Act, as applicable.

Our acceptance of your tendered Eligible Options for amendment, and, if applicable, replacement, pursuant to the Offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Offer.

Accordingly, within three (3) business days after the Expiration Date, we will email you a Final Election Confirmation Statement, reflecting the last election we received from you and setting forth our unconditional obligation to pay you the Cash Bonus calculated for each Amended Option (a) on our first regularly scheduled payroll date in January, 2009, which will not be later than January 15, 2009, for Eligible U.S. Optionees or (b) not later than our second regularly scheduled payroll date following the Expiration Date for Eligible Canadian Optionees. Such Cash Bonus will be paid whether or not an Eligible Optionee remains in continuous service with Quest Software through the payment date and whether or not the Amended Option is ever exercised.

In addition, as soon as administratively practicable following the Expiration Date, but in no event more than five (5) business days after the Expiration Date, we will email you:

•	a new Stock Option Grant Notice reflecting the terms of your Amended Option, including your Adjusted Exercise Price for that Amended Option, and/or

•	a new Stock Option Grant Notice and Stock Option Agreement reflecting the terms of your New Option, including your New Option Price.

Please be aware that your E*Trade OptionsLink account may not accurately reflect the amendment and/or replacement of your Eligible Options for up to five (5) business days following the Expiration Date.

5.	Withdrawal rights.

You may only withdraw your tendered Eligible Options in accordance with the provisions of this Section 5.

(i)	You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Pacific Daylight Time, on the Expiration Date of the Offer. In addition, unless we accept and amend and, if applicable, replace your Eligible Options before 12:00 midnight, Pacific Daylight Time, on July 29, 2008 (the 40th business day after the June 2, 2008 commencement date of the Offer), you may withdraw your tendered options at any time thereafter.

(ii)	To validly withdraw your tendered Eligible Options, you must submit a new Election Form to the Quest Software Option Tender Offer Team via email TenderOffer@quest.com, by facsimile to (949) 754-1933 or via hand delivery, certified mail, Federal Express or interoffice mail to Amada Zapata-Gill, Quest Software’s Stock Plan Administrator, in the Aliso Viejo office.

You may only submit a new Election Form to withdraw your Eligible Options from the Offer while you still have the right to withdraw the tendered options in accordance with the requirements of subparagraph (i) above.

YOU MAY NOT WITHDRAW ONLY A PORTION OF A TENDERED ELIGIBLE OPTION. IF YOU CHOOSE TO WITHDRAW A TENDERED ELIGIBLE OPTION, YOU MUST WITHDRAW THE ENTIRE OPTION. YOU MAY NOT WITHDRAW ONLY ONE OF TWO OR MORE TENDERED ELIGIBLE OPTIONS. IF YOU CHOOSE TO WITHDRAW ONE TENDERED ELIGIBLE OPTION, YOU MUST WITHDRAW ALL OF YOUR TENDERED ELIGIBLE OPTIONS.

You may not rescind any withdrawal, and any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer, unless you properly re-tender that Eligible Option before the Expiration Date by following the election and tender procedures described in Section 4.

Neither Quest Software nor any other person is obligated to give notice of any defects or irregularities in any revised Election Form submitted to us for purposes of withdrawing tendered Eligible Options from the Offer, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of revised Election Forms purporting to withdraw tendered Eligible Options from the Offer. Our determination of those matters will be final and binding.

6.	Conditions of the Offer.

We will not accept any Eligible Options tendered to us, and we may terminate or amend the Offer or postpone our acceptance of any Eligible Options tendered to us, in each case, subject to Rule 13e-4(f)(5) under the 1934 Act, if at any time on or after June 2, 2008, and before the Expiration Date, any of the following events has occurred, or has been reasonably determined by us to have occurred and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission by us), the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with our acceptance of the Eligible Options tendered to us:

(a)	there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the amendment of the existing exercise price in effect for some or all of the tendered Eligible Options pursuant to the Offer, the payment of the applicable Cash Bonuses, the cancellation of tendered options and the grant of New Options in replacement or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(b)	there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•

make the amendment of the tendered Eligible Options or payment of the Cash Bonuses or the cancellation of tendered options and the grant of New Options in replacement thereof illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

•	delay or restrict our ability, or render us unable, to accept for amendment or replacement some or all of the tendered Eligible Options;

•

materially impair the benefits we hope to convey as a result of the Offer, that we believe would occur only as a result of further changes to Section 409A and/or the Canadian Tax Act, the regulations thereunder or other tax laws that would affect the Offer or the Eligible Options; or

•

materially and adversely affect our business, condition (financial or other), operating results, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(c)	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•

any significant change in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(d)	there shall have occurred any change in generally accepted accounting standards or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be in excess of any compensation expenses that we would be required to record under generally accepted accounting standards in effect at the time we commence the Offer;

(e)	a tender or exchange offer with respect to some or all of our outstanding common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or “group,” within the meaning of Section 13(d)(3) of the 1934 Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before June 2, 2008;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before June 2, 2008 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

(f)	any change or changes shall have occurred in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries as a result of unforeseen, extraordinary events beyond our control that, in our reasonable judgment, is or may be material to us or our subsidiaries or otherwise makes it inadvisable for us to proceed with the Offer; or

(g)	any rules, regulations or actions by any governmental authority, the Nasdaq Global Select Market, or other regulatory or administrative authority of any national securities exchange have been enacted, enforced or deemed applicable to Quest Software that makes it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit. We may assert them in our discretion, regardless of the circumstances giving rise to them, at any time before the Expiration Date. We may waive them, in whole or in part, at any time and from time to time before the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Should we decide to waive any of the material conditions of the Offer, the Offer will remain open for the five (5) business days following the date we announce the waiver. Any determination we make concerning the events described in this Section 6 may be challenged by an Eligible Optionee only in a court of competent jurisdiction. A non-appealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

7.	Price range of common stock underlying the options.

There is no established trading market for the Eligible Options or any other options granted under our Plans.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “QSFT.” The following table shows, for the periods indicated, the high and low sales prices per share of our common stock on the Nasdaq Global Select Market.

Quarter Ended	High	Low
March 31, 2008	$18.37	$12.14
December 31, 2007	$18.87	$15.52
September 30, 2007	$17.25	$13.58
June 30, 2007	$17.72	$15.87
March 31, 2007	$17.08	$13.98
December 31, 2006	$16.04	$13.02
September 30, 2006	$14.88	$11.17
June 30, 2006	$18.20	$12.50
March 31, 2006	$16.95	$14.34

On May 30, 2008 the last reported sale price of our common stock on the Nasdaq Global Select Market was $17.01 per share.

The price of our common stock has been, and in the future may be, volatile and could decline. The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of those companies.

8.	Source and amount of consideration; Terms of Plans.

If all Eligible Options tendered pursuant to the Offer are amended, the resulting Amended Options and New Options will cover approximately 766,026 shares of our common stock in the aggregate, which represents less than 1% of the total shares of our common stock outstanding as of June 1, 2008. All New Options will be granted under our 1999 Plan. All Amended Options will remain subject to the terms of the applicable Plan under which they were originally granted. The material terms of the Plans are described below.

Any Cash Bonuses due in connection with the Offer will be paid from our general assets. The amount of the Cash Bonuses payable pursuant to this Offer will depend upon the fair market value of the common stock on the Expiration Date. The table below indicates the total maximum dollar amount payable as Cash Bonuses based upon assumed fair market values of our common stock on the Expiration Date:

Assumed Fair Market Value of common stock on Expiration Date	Estimated Resulting Cash Bonus
$10.00	$43,475
$12.50	$713,201
$15.00	$1,488,481
$17.50	$2,138,661
$20.00	$2,748,072

Terms of the Plans.

The Eligible Options have all been granted pursuant to one of the Plans. Each Amended Option will continue to remain outstanding under the Plan under which it was originally granted, and each New Option will be granted on the Expiration Date under the 1999 Plan.

The following is a description of the principal features of each Plan that apply to option grants made under such Plan. The description of each Plan is subject to, and qualified in its entirety by reference to, the actual provisions of the applicable Plan and the form of stock option agreement in effect for the Eligible Options granted under that Plan. The 1999 Stock Incentive Plan, as amended, and the 2001 Stock Incentive Plan, as amended, have been filed as Exhibits 10.1 and 10.3, respectively, to our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2008. Please contact the Quest Software Option Tender Offer Team via email at TenderOffer@quest.com, or via facsimile at (949) 754-1933, to receive a copy of each Plan document and the form of stock option agreement for each Plan. We will promptly furnish you copies of those documents at our expense. The form of Stock Option Grant Notice and Stock Option Agreement that will be used for the Amended Options and the New Options have been filed with the SEC as exhibits to the Schedule TO.

1999 Stock Incentive Plan

The following is a description of the principal provisions of the 1999 Stock Incentive Plan (the “1999 Plan”) that apply to option grants made under that Plan, including the Eligible Options.

Administration. Our Board of Directors has the authority to administer the 1999 Plan.

Share Reserve. As of June 1, 2008, options to purchase 11,605,847 shares of our common stock were outstanding under the 1999 Plan and an additional 6,064,459 shares remained available for future grant. The shares of our common stock issuable under the 1999 Plan may be drawn from shares of our authorized but unissued common stock, from shares of our common stock that we reacquire or purchase on the open market, or a combination thereof.

Eligibility. Employees, non-employee members of our Board of Directors, and consultants and other independent advisors to Quest Software or any of our subsidiaries are eligible to receive option grants under the 1999 Plan.

Option Terms. Each granted option has an exercise price per share determined by the Board of Directors, but that price may not be less than 100% of the fair market value of the option shares on the grant date. The shares subject to each option will generally vest over a specified period of service measured from the grant date. No granted option will have a term in excess of ten years measured from the grant date, and each outstanding option will be subject to earlier termination following the optionee’s cessation of service with Quest Software at the discretion of the Board of Directors.

Vesting Acceleration. In the event we should undergo a change in control, each option outstanding under the 1999 Plan will vest and become exercisable on an accelerated basis for all of the option shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of common stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board of Directors at the time of the option grant.

A change in control will be deemed to occur upon (i) any merger, consolidation or reorganization approved by our stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction, (ii) a stockholder-approved transfer or other disposition of all or substantially all of our assets, or (iii) the acquisition, directly or indirectly, by any party or group of securities possessing 50% or more of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which the Board recommends such stockholders accept.

Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death.

Changes in Capitalization. If any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the 1999 Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the 1999 Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the 1999 Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program in effect under the 1999 Plan to new and continuing non-employee members of the Board of Directors, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 1999 Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this 1999 Plan from the Predecessor Plan, as defined in the 1999 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Board of Directors shall be final, binding and conclusive.

Amendment. Our Board of Directors may amend, modify or terminate the 1999 Plan and any outstanding options thereunder, but any amendment, modification or termination that would adversely affect the rights of the option holder will require the consent of that person.

2001 Stock Incentive Plan

The following is a description of the principal provisions of the 2001 Stock Incentive Plan (the “2001 Plan”) that apply to option grants made under that Plan, including the Eligible Options.

Administration. Our Board of Directors has the authority to administer the 2001 Plan.

Share Reserve. As of June 1, 2008, options to purchase 4,772,876 shares of our common stock were outstanding under the 2001 Plan and an additional 1,005,659 shares remained available for future grant. The shares of our common stock issuable under the 2001 Plan may be drawn from shares of our authorized but unissued common stock, from shares of our common stock that we reacquire or purchase on the open market, or a combination thereof.

Eligibility. Employees, non-employee members of our Board of Directors, and consultants and other independent advisors to Quest Software or any of our subsidiaries are eligible to receive option grants under the 2001 Plan; provided, however, that officers and directors are not eligible to receive grants under the 2001 Plan because the 2001 Plan has not been approved by our stockholders.

Option Terms. Each granted option has an exercise price per share determined by the Board of Directors, but that price may not be less than 100% of the fair market value of the option shares on the grant date. The shares subject to each option will generally vest over a specified period of service measured from the grant date. No granted option will have a term in excess of ten years measured from the grant date, and each outstanding option will be subject to earlier termination following the optionee’s cessation of service with Quest Software at the discretion of the Board of Directors.

Vesting Acceleration. In the event we should undergo a change in control, each option outstanding under the 2001 Plan will vest and become exercisable on an accelerated basis for all of the option shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of common stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board of Directors at the time of the option grant.

A change in control will be deemed to occur upon (i) any merger, consolidation or reorganization approved by our stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction, (ii) a stockholder-approved transfer or other disposition of all or substantially all of our assets, or (iii) the acquisition, directly or indirectly, by any party or group of securities possessing 50% or more of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which the Board recommends such stockholders accept.

Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death.

Changes in Capitalization. If any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without Quest Software’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the 2001 Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the 2001 Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the 2001 Plan per calendar year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2001 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Board of Directors shall be final, binding and conclusive.

Amendment. Our Board of Directors may amend, modify or terminate the 2001 Plan and any outstanding options thereunder, but any amendment, modification or termination that would adversely affect the rights of the option holder will require the consent of that person. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

9.	How Amended Options and New Options will differ from Eligible Options

Amended Options.

Except for the Adjusted Exercise Price, all the terms and provisions in effect for the Eligible Option at the time of tender will continue in effect if that option is amended pursuant to the Offer. Accordingly, each Amended Option will continue to vest in accordance with the vesting schedule currently in effect for that option at the time of the amendment, and the exercise period and option term for that Amended Option will also remain unchanged. These Amended Options will continue to be non-statutory stock options (as defined in the Plans).

New Options.

For Eligible U.S. Optionees, each New U.S. Option granted pursuant to this Offer will be identical in all material respects to the cancelled Eligible U.S. Option it replaces, including the current exercise price for the cancelled option and no loss of vesting or change to the expiration date of the option term, but it will have a new grant date. The New U.S. Option will be a non-statutory stock option and will be granted under the terms of the 1999 Plan.

For Eligible Canadian Optionees, the terms of the New Canadian Option granted pursuant to this Offer will be identical in all material respects to the Eligible Canadian Option it replaces, including the vesting schedule and the expiration date, but it will have a new grant date and a new exercise price. The grant date of a New Canadian Option will be the Expiration Date and the exercise price of a New Canadian Option will be the New Canadian Exercise Price.

10.	Information concerning Quest Software.

Quest Software delivers innovative products that help IT organizations get more performance from their computing environment. Our product areas are Application Management, Database Management, Windows Management and Virtualization Management. The focus of our products is based upon generating higher levels of performance, manageability and productivity throughout our customers’ IT infrastructure and with products and services that enable them to manage their IT investments. We derive revenues from three primary sources: (1) sales of software licenses, (2) post-contract technical support (or “maintenance”) services and (3) professional consulting and training services. Our software licensing model is primarily based on perpetual license fees, and our license fees are typically calculated either on a per-server basis or a per-seat basis. Our primary expenses are our personnel costs, which include compensation, benefits and payroll related taxes, which are a function of our world-wide headcount. We invest a significant portion of our cash flows in research and development to design, develop and enhance a wide variety of software products and technologies. We have also maintained an approach of using acquisitions as a strategy to obtain incremental products and technology that will be attractive to our customers. In addition, we are primarily a direct-sales driven organization that expends significant selling costs to secure new customer license sales and the follow-on maintenance revenue stream that can continue forward beyond the initial license sale.

We incorporated in California in 1987 and maintain our principal executive offices at 5 Polaris Way, Aliso Viejo, California 92656. Our telephone number is (949) 754-8000. Our website address is www.quest.com. We operate on a calendar fiscal year.

Financial Information. The following table sets forth selected consolidated financial operating data for Quest Software. The selected historical statement of operations have been derived from the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and filed with the SEC on February 25, 2005 that have been audited by Deloitte & Touche, independent registered public accounting firm, and our Quarterly Report on Form 10-Q for the period ended March 31, 2008 and filed with the SEC on May 12, 2008.

The information presented below should be read together with the complete financial statements and notes related thereto as well as the section of these reports entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations. We have presented the following data in thousands, except per share data and the ratio of earnings to fixed charges.

	Year Ended December 31,		Three Months Ended March 31,
	2006	2007	2007	2008
Operating Data:
Net revenue	$561,589	$630,981	$131,728	$150,371
Income (loss) from operations	$62,650	$68,286	$22,120	$9,506
Net income	$58,985	$63,119	$14,907	$13,289
Net income per share (basic)	$0.58	$0.62	$0.15	$0.13
Net income per share (diluted)	$0.57	$0.60	$0.14	$0.13
Weighted average shares (basic)	101,380	101,819	101,819	103,301
Weighted average shares (diluted)	104,103	105,284	104,892	106,047
Cash and cash equivalents	$286,164	$235,568	$326,792	$286,534
Current assets, non cash	$237,794	$241,685	$207,733	$151,067
Non-current assets	$637,579	$841,877	$635,212	$918,010
Current liabilities	$282,308	$308,142	$246,488	$321,876
Non-current liabilities	$60,316	$113,662	$86,942	$102,058
Total shareholders’ equity	$818,913	$897,326	$836,307	$931,677
Book value per common share(1)	$8.04	$8.83	$8.21	$9.02
Ratio of earnings to fixed charges	806	374	1,236	296

(1)	The historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing “earnings” from continuing operations before income taxes by total fixed charges. Fixed charges consist of interest expense and that portion of rental payments under operating leases Quest believes to be representative of interest.

The financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 25, 2008, and our Quarterly Report on Form 10-Q for the period ended March 31, 2008 filed with the SEC on May 12, 2008 are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 — “Additional Information.”

11.	Interests of directors and officers; transactions and arrangements concerning the options; and material agreements with directors and officers.

The members of the Quest Software board of directors and the Quest Software executive officers and their respective positions and offices as of June 2, 2008, are set forth in the following table:

Name	Position and Offices Held
Vincent C. Smith	Chief Executive Officer, Chairman of the Board, and Director
Douglas F. Garn	President
Scott J. Davidson	Senior Vice President, Chief Financial Officer
Jerry Murdock, Jr.	Director
Raymond J. Lane	Director
Augustine L. Nieto	Director
Kevin M. Klausmeyer	Director
Paul A. Sallaberry	Director
H. John Dirks	Director

The address of each board member and executive officer is c/o Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, and the telephone number is (949) 754-8000.

As of June 1, 2008, our current executive officers and members of our Board of Directors as a group beneficially owned outstanding options under all Quest Software equity compensation plans to purchase a total of 4,046,959 shares of our common stock in the aggregate, which represented approximately 24.4% of the shares of common stock subject to all options outstanding under all Quest Software equity compensation plans as of that date.

Our executive officers and the non-employee members of our Board of Directors are not eligible to participate in the Offer.

The following table shows the holdings of options to purchase our common stock as of June 1, 2008 by each director and each executive officer of Quest Software.

Name and Address of Beneficial Owner	Number of Outstanding Options Beneficially Owned (Total Options) (#)		Percentage of Options Outstanding (%)
Directors and Officers:
Vincent C. Smith	2,260,000		13.6
Douglas F. Garn	1,145,400		6.9
Scott J. Davidson	72,250		*
Jerry Murdock, Jr.**	75,000		*
Raymond J. Lane	144,309	(1)	*
Augustine L. Nieto	110,000	(1)	*
Kevin M. Klausmeyer	95,000	(1)	*
Paul A. Sallaberry	80,000	(1)	*
H. John Dirks	65,000	(1)	—
All Executive Officers and Directors as a group (9 persons)	4,046,959		24.4

*	Represents beneficial ownership of less than 1%.

**	Mr. Murdock was not re-elected to the Board of Directors at our annual meeting held on May 8, 2008. Mr. Murdock’s term as a director will expire on August 6, 2008, unless he sooner resigns or our Board of Directors appoints a successor to his seat.
(1)	Includes options to purchase 30,000 shares of common stock to be granted on July 1, 2008 pursuant to the terms of the automatic option grant program under our 2008 Stock Incentive Plan.

Neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Option Grants, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following, as of June 1, 2008:

•	outstanding options to purchase an aggregate of 11,605,847 shares of our common stock pursuant to the 1999 Plan;

•	outstanding options to purchase an aggregate of 4,772,876 shares of our common stock pursuant to the 2001 Plan;

•

the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in Note 9 to our consolidated financial statements as set forth in our Annual Report on Form 10-K for the year ending December 31, 2007, which is incorporated herein by reference.

During the 60-day period ended June 1, 2008:

•

we did not grant any options to purchase shares of our common stock under any of our various equity compensation plans, except for three option grants to purchase an aggregate of 65,000 shares of common stock, which includes an option to purchase 35,000 shares of common stock granted to Mr. H. John Dirks on May 16, 2008, with an exercise price of $15.42 per share;

•

individuals exercised options to acquire 835,455 shares of our common stock with exercise prices per share ranging from $0.29 to $15.79, none of which shares were acquired by our directors and executive officers;

•

options to purchase an aggregate of 143,852 shares of our common stock under all of our various equity compensation plans were cancelled, none of which were held by our current directors and executive officers; and

•	our directors and executive officers sold no shares of our common stock.

•

We granted restricted stock units to executive officers under our Executive Incentive Plan and 1999 Stock Incentive Plan on May 8, 2008, the date on which our shareholders approved the Executive Incentive Plan:

Name of Executive Officer	Number of Restricted Stock Units granted for 2007 (performance award) (#)
Vincent C. Smith	111,473
Douglas F. Garn	55,736

Name of Executive Officer	Number of Restricted Stock Units granted for 2008 (performance award) (#)
Vincent C. Smith	130,000
Douglas F. Garn	65,000
Scott J. Davidson	25,000

Except as otherwise described above and other than stock option grants, restricted stock unit awards and other stock-based awards in the ordinary course to employees who are not executive officers, there have been no transactions in any outstanding options to purchase our common stock or in our common stock that were effected during the 60-day period ended June 1, 2008 by Quest Software or by any current executive officer, director, affiliate or subsidiary of Quest Software.

12.	Accounting consequences of the Offer.

According to Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”), Share-Based Payment, a company modifying an award under SFAS No. 123(R) would incur compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification to the fair value of the modified award immediately after modification, plus cash consideration, if any, paid in connection with the adjustment. If Eligible Options are tendered, we will recognize a compensation expense for financial reporting purposes to the extent that the fair value of the Amended Option or New Option, together with any Cash Bonus payable as a result of such modification, is greater than the fair value of the Eligible Option immediately prior to modification. That incremental compensation expense will be recognized immediately for Eligible Options that are vested as of the Expiration Date and will be amortized over the remaining vesting period for Eligible Options not yet vested as of the Expiration Date.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit material to our business that might be adversely affected by our increasing the exercise prices of the Eligible Options to the applicable Adjusted Exercise Prices, paying the applicable Cash Bonuses or canceling tendered options and granting New Options in replacement, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for such amendment to those options, the payment of the Cash Bonuses or the cancellation of tendered options and grant of New Options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We are unable to predict whether we may be required to delay the acceptance of the tendered Eligible Options for amendment or replacement or the payment of the applicable Cash Bonuses pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation to amend and, if applicable, replace Eligible Options is subject to certain conditions, including the conditions described in Section 6.

14.	Material U.S. federal income tax consequences.

The following is a general summary of the material U.S. federal income tax consequences applicable to the amendment of the Eligible U.S. Options and the payment of the U.S. Cash Bonuses or the cancellation of Eligible U.S. Options and the grant of New U.S. Options in replacement. Material Canadian federal tax consequences are addressed in Section 15 below. Other foreign tax consequences, and state and local tax consequences are not addressed.

U.S. Federal Tax Consequences of Rejecting the Offer.

Based on currently available guidance provided by the Internal Revenue Service (the “IRS”), we believe that the following adverse U.S. federal tax consequences apply to Eligible U.S. Options if they are not amended and/or replaced pursuant to the Offer:

•	In the year the Eligible U.S. Option vests:

(i)

The Eligible U.S. Optionee will generally recognize taxable income in the tax year(s) starting in 2005 when the Eligible U.S. Option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares. While it is not clear when this income would be measured, as the

IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares on the vesting date or on December 31 of the year in which the option vests.

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)	This taxation could occur even though the Eligible U.S. Option remains unexercised.

•	In the years between the date of vesting and the date of exercise:

(i)	The Eligible U.S. Optionee will generally recognize taxable income in the tax year(s) between the date of vesting and the date of exercise. The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized (e.g., income recognized upon vesting, as described above).

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)	This taxation could occur even though the Eligible U.S. Option remains unexercised.

•	In the year the Eligible U.S. Option is exercised:

(i)	The Eligible U.S. Optionee will generally recognize taxable income in the tax year(s) after 2005 when the Eligible U.S. Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price paid and any income previously recognized (e.g., income recognized upon vesting and each December 31 thereafter, as described above).

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the paragraphs above.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

In addition, certain states have also adopted laws similar to Section 409A such that an Eligible U.S. Optionee may also incur additional taxes under such state law provisions with respect to Eligible U.S. Options based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that will likely result in an aggregate state and federal income tax rate of approximately 80% or more with regard to an Eligible U.S. Option for individuals subject to taxation in California.

You are strongly encouraged to consult with your personal tax advisors to confirm your individual state and federal tax exposure applicable to your Eligible U.S. Options. However, you should note that Quest Software must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible U.S. Optionee under Section 409A and other applicable tax laws in connection with Eligible U.S. Options that are not amended in the Offer. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A or otherwise.

U.S. Federal Tax Consequences of Accepting the Offer.

Acceptance of Offer. If you tender your Eligible U.S. Options, you will not recognize any taxable income for U.S. federal income tax purposes at the time of your tender.

Amendment of Option. The amendment of your Eligible U.S. Option to increase the exercise price per share to the Adjusted U.S. Exercise Price determined for that option is not a taxable event for U.S. federal income tax purposes.

Cancellation and Grant of New U.S. Options. The cancellation of an Eligible U.S. Option and the grant of a New U.S. Option in replacement will not be a taxable event for U.S. federal income tax purposes.

Exercise of Amended U.S. Option or New U.S. Option. Your Amended U.S. Option or New U.S. Option will be taxable as a non-statutory stock option for U.S. federal income tax purposes. Accordingly, upon each exercise of such option, you will recognize immediate taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and Quest Software must collect the applicable withholding taxes with respect to such income.

Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of your Amended U.S. Option or New U.S. Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are not sold until more than one (1) year after the date the Amended U.S. Option or New U.S. Option is exercised for those shares.

Cash Bonus. You will be taxed upon receipt of the U.S. Cash Bonus when it is paid. The payment will constitute wages for tax withholding purposes. Accordingly, we must withhold all applicable federal, state and local income and employment withholding taxes, and you will receive only the portion of the payment remaining after those taxes have been withheld.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

15.	Material Canadian federal income tax considerations.

The following is a general summary of the material Canadian federal income tax consequences applicable to the amendment of the Eligible Canadian Options and the payment of the Canadian Cash Bonuses or the cancellation of Amended Canadian Options and the grant of New Canadian Options in replacement. Material U.S. tax consequences are addressed in Section 14 above. Other foreign tax consequences, and state and local tax consequences are not addressed in the summary.

This summary is given for informational purposes only and is not exhaustive of all possible Canadian federal income tax consequences. Accordingly, this summary should not be relied upon as being either complete or conclusive and is not intended to be, and should not be construed to be, legal, business or tax advice. This summary is based upon the current provisions of the Canadian Tax Act, the regulations thereunder and the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof which may change from time to time; for this reason it is recommended that Eligible Canadian Optionees seek tax advice at the relevant time.

The following summary is generally applicable to Eligible Canadian Optionees who, at all relevant times, (i) are residents or deemed to be residents in Canada, (ii) are employees of Quest Software (or any subsidiary), (iii) received their Eligible Canadian Options in respect of, in the course of, or by virtue of, such employment at a particular time and (iv) deal at arm’s length with Quest Software and its subsidiaries.

General Taxation of Stock Options

Option holders are generally not taxable upon the grant of a stock option.

When an option holder exercises or disposes of an option, the amount by which (i) the fair market value of the shares subject to the option on the date of exercise exceeds (ii) the exercise price of the option, will be a “Taxable Benefit.” When an option holder disposes (other than upon exercise) of an option, the amount equal to the value of the consideration received for the disposition will be a Taxable Benefit. Subject to the possible availability of an election to defer recognition of the Taxable Benefit (which is beyond the scope of this discussion), generally, this Taxable Benefit is included in the calculation of the option holder’s employment income in the year in which the option is exercised or disposed of.

However, in such year, the option holder may be entitled to benefit from a partially offsetting deduction in computing taxable income, provided that the following three conditions, among other conditions, are met:

(i) the amount paid by the option holder to acquire the shares subject to the option (i.e., the exercise price of the options) was not less than the fair market value of such shares at the time the option was granted (the “First Condition”);

(ii) the employee was dealing at arm’s length with Quest Software immediately after the time at which the option was granted; and

(iii) the shares purchased upon the exercise of the option were “prescribed shares” for purposes of the Canadian Tax Act.

If available, the deduction in computing taxable income will be equal to 50% of the amount of the Taxable Benefit for federal income tax purposes. We call this deduction the “Tax Deduction.”

Eligible Canadian Optionees who participate in the Offer

Amendment of Eligible Canadian Options

There is no specific rule in the Canadian Tax Act that specifically addresses the consequences of an upward repricing of options, such that the tax consequences of accepting the Offer for Eligible Canadian Optionees are not clear. Although arguments can be made that the amendment of your Eligible Canadian Options pursuant to the Offer should not be considered to be a disposition of your Eligible Canadian Options, there is a risk that the CRA would consider otherwise. This matter is unclear and you should consult your own tax advisor in this respect. For the purpose of this summary, unless otherwise specified, we will assume that the amendment of the Eligible Canadian Options pursuant to this Offer will not result in a disposition of the Eligible Canadian Options.

If the amendment of your Eligible Canadian Options is not considered a disposition, the amendment of the Eligible Canadian Options pursuant to the Offer should not be a taxable event for you (other than in respect to the receipt of the Canadian Cash Bonus).

However, if the CRA determines that the amendment to your Eligible Canadian Options pursuant to the Offer is considered to be a disposition of your Eligible Canadian Options, you will be required to include in the calculation of your employment income the amount of consideration received for that disposition, which is the Canadian Cash Bonus, if any, plus the value of the Amended Canadian Option received. This situation would require a valuation of the Amended Canadian Option.

Exercise or Disposition (other than on replacement for New Canadian Option) of Amended Canadian Options

Upon the exercise or disposition (other than in the case of the replacement of the Amended Canadian Option for New Canadian Options pursuant to this Offer discussed below) of your Amended Canadian Option, you will be required to include the Taxable Benefit, if any, in the calculation of your employment income.

If the amendment of the Eligible Canadian Options does not result in the disposition of the Eligible Canadian Options, your Eligible Canadian Options will be amended to have an Adjusted Canadian Exercise Price equal to the fair market value per share of our common stock on the revised measurement date determined for that option for financial accounting purposes. Therefore, although this is not free from doubt, the Adjusted Canadian Exercise Price should be equal to the fair market value of our common stock at the time at which the Eligible Canadian Option was granted for the purpose of the Canadian Tax Act. If this is the case, the First Condition for benefiting from the Tax Deduction would be met when you exercise or dispose (other than in the case of the replacement of the Amended Canadian Option for New Canadian Options pursuant to this Offer) your Amended Canadian Options.

If the amendment to your Eligible Canadian Options pursuant to the Offer is considered to be a disposition of your Eligible Canadian Options, the First Condition for benefiting from the Tax Deduction will be met only if the Adjusted Canadian Exercise Price of your Amended Canadian Option is not less than the fair market value of our common stock on the Expiration Date. Conversely, if the Adjusted Canadian Exercise Price of your Amended Canadian Option is less than the fair market value of our common stock on the Expiration Date, you will not likely be entitled to benefit from the Tax Deduction against the Taxable Benefit realized on the exercise or disposition (other than in the case of the replacement of the Amended Canadian Option for New Canadian Options pursuant to this Offer) of your Amended Canadian Option. In addition, there is no clear mechanism in the Canadian Tax Act to reduce the Taxable Benefit realized on the exercise or disposition of your Amended Canadian Option (in a taxation year subsequent to the year in which the amendment to the Eligible Canadian Option occurred) to take into account any amount that may already have been included in your income upon the amendment of the Eligible Canadian Options in a previous taxation year (described above under “Amendment of Eligible Canadian Options”). There is a general rule in the Canadian Tax Act that you do not need to include the same amount twice in your income, but it is not clear that this rule would apply in these circumstances.

Replacement of Amended Canadian Options for New Options

The terms of the Offer provide that if the Adjusted Canadian Exercise Price of your Amended Canadian Option is higher than the greater of (i) the exercise price per share currently in effect for the Eligible Canadian Option, and (ii) the closing price per share of our common stock on the Expiration Date, then the Amended Canadian Option will be cancelled and immediately replaced with a New Canadian Option.

The cancellation and replacement of your Amended Canadian Option for New Canadian Options pursuant to this Offer should not be a taxable event for you, although this is not always free from doubt.

Exercise or Disposition of New Canadian Options

Upon the exercise or disposition of your New Canadian Option, you will be required to include the Taxable Benefit, if any, in the calculation of your employment income.

Pursuant to the Offer, the New Canadian Exercise Price of your New Canadian Option will be equal to the greater of (i) the exercise price per share currently in effect for the Eligible Canadian Option and (ii) the closing price per share of our common stock on the Expiration Date. Therefore, the New Canadian Exercise Price should be equal or greater than the fair market value of the shares at the time at which the Eligible Canadian Option was granted for the purpose of the Canadian Tax Act, although this is not certain. If this is the case, the First Condition for benefiting from the Tax Deduction would be met when you exercise or dispose of your New Canadian Options.

Canadian Cash Bonus

Any Canadian Cash Bonus you receive upon the amendment of your Eligible Canadian Options pursuant to this Offer will be required to be included in the calculation of your employment income in the taxation year in which such amount is received by you.

Payroll Deductions

The Taxable Benefit (net of reasonable entitlements for the Tax Deduction) and the Canadian Cash Bonus will be subject to tax and may be subject to social security charges, since they constitute employment income. We may be required to deduct and withhold amounts from other payments made to you and from the Canadian Cash Bonus on account of federal and provincial income tax and social security contributions.

Uncertainty

We cannot guarantee any particular tax result related to your Eligible Canadian Options, Amended Canadian Options or New Canadian Options or that the participation in this Offer will entitle you to the Tax Deduction. Because this Offer involves complex tax considerations, we strongly urge you to consult with your own financial, tax and legal advisor before you make any decision about participating in this Offer and to read the tax risk on participating in this Offer under “Certain Risks of Participating in the Offer – Tax Risks for Eligible Canadian Optionees.”

Eligible Canadian Optionees who do not participate in the Offer

The participation in the Offer may allow you to be entitled to benefit from the Tax Deduction against a Taxable Benefit incurred in respect of your Eligible Canadian Options. If you reject the Offer, it is unlikely that you will benefit from the Tax Deduction against a Taxable Benefit incurred in respect of your Eligible Canadian Options. However, because this Offer involves complex tax considerations, we strongly urge you to consult with your own financial, tax and legal advisor before your make any decision about participating in this Offer. Please carefully read the tax risks in participating in the Offer under the “Certain Risks of Participating in the Offer – Tax Risks for Eligible Canadian Optionees.”

If you do not participate in the Offer, the exercise price per share for your Eligible Canadian Option would not be increased to the Adjusted Canadian Exercise Price, and would likely remain lower than the fair market value of our common stock at the time at which the Eligible Canadian Option was granted for the purpose of the Canadian Tax Act. Therefore, when you exercise or dispose of your Eligible Canadian Options, you will be required to include the Taxable Benefit, if any, in the calculation of your employment income, but you would not likely be entitled to benefit from the Tax Deduction, because the First Condition would likely not be met.

After determining that the Eligible Canadian Options were likely granted at a discount for the purpose of the Canadian Tax Act, Quest Software decided to provide Eligible Canadian Optionees with the opportunity to potentially address this issue by increasing the exercise price of the Eligible Canadian Options to the Adjusted Canadian Exercise Price.

If you choose not to tender your Eligible Canadian Options, we will be required to report and withhold any Taxable Benefit you may realize on the exercise or disposition of your Eligible Canadian Options, without recognizing any Tax Deduction. We will report to the CRA and make applicable tax and social security withholdings and contribution in respect of any income that should be recognized by you under applicable tax law in connection with your Eligible Canadian Options. You will be subject to, and solely responsible for, any tax, penalties and interest payable under the Canadian Tax Act, as applicable, including those resulting from any exercise or disposition of such unamended Eligible Canadian Option after the Expiration Date.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

16.	Extension of the Offer; termination; amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance of any Eligible Options for amendment or replacement by giving notice of such extension to the tendering Eligible Optionees and making a public announcement thereof.

We also expressly reserve the right, in our judgment, at any time before the Expiration Date, to terminate or amend the Offer and to postpone our acceptance of any tendered Eligible Options for amendment or replacement upon the occurrence of any of the conditions specified in Section 6, by giving written or electronic notice of such termination or postponement to the tendering Eligible Optionees and making a public announcement thereof. Our reservation of the right to delay our acceptance of the tendered Eligible Options for amendment or replacement is limited by Rule 13e-4(f)(5) promulgated under the 1934 Act, which requires that we must pay the consideration offered or return the tendered Eligible Options promptly after termination or withdrawal of the Offer.

Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, notice of such extension will be issued no later than 9:00 a.m. Pacific Daylight Time on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to Eligible Optionees in a manner reasonably designated to inform option holders of such change.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the 1934 Act. Those rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for at least ten business days after the date of such notification:

(1)	we increase or decrease the amount of consideration offered for the Eligible Options, or

(2)	we decrease the number of Eligible Options eligible to be tendered in the Offer.

17.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting submissions of Eligible Options for amendment or replacement pursuant to this Offer.

18.	Additional information.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the Offer. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your Eligible Options for amendment or replacement:

(a)	our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, filed with the SEC on February 25, 2008;

(b)	our Quarterly Report on Form 10-Q for our quarter ended March 31, 2008, filed with the SEC on May 12, 2008;

(c)	our Current Report on Form 8-K filed with the SEC on February 25, 2008; our Current Report on Form 8-K filed with the SEC on March 6, 2008; our Current Report on Form 8-K filed with the SEC on March 11, 2008; and our Current Report on Form 8-K filed with the SEC on May 8, 2008; and

(d)	the description of our common stock included in our prospectus filed with the SEC on August 13, 1999 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), in connection with Quest Software’s Registration Statement No. 333-80543, including any amendments or reports we file for the purpose of updating that description.

The SEC file number for these filings is 000-1088033. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at www.sec.gov. These filings may also be examined, and copies may be obtained, at the following SEC public reference room:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

We will also provide without charge to each person to whom a copy of this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Quest Software, Inc.

5 Polaris Way

Aliso Viejo, California 92656

Attn: Legal Department

or contact the Quest Software Option Tender Offer Team via email at TenderOffer@quest.com, or via facsimile at (949) 754-1933.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this document, you should rely on the statements made in the most recent document.

The information relating to Quest Software in this document should be read together with the information contained in the documents to which we have referred you.

19.	Forward-looking statements; miscellaneous.

This document and our SEC reports referred to above contain certain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act. All statements other than statements of historical fact may be forward-looking statements. Such forward-looking statements include, among others, those statements regarding future events and future results of Quest Software that are based on current expectations, estimates, forecasts, and the beliefs and assumptions of us and our management, and speak only as of the date made and are not guarantees of future performance. The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “objectives,” and other similar statements of expectation identify forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, including those set forth in Item 1A , those factors set forth in Item 7A and those factors set forth in other reports that we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Eligible Options residing in such jurisdiction.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this document, the related Tender Offer Statement on Schedule TO or in the related Election Form and accompanying Stock Option Amendment Agreement. If anyone makes any representation to you or gives you any information different from the representations and information contained in this document, the related Tender Offer Statement on Schedule TO or in the related Election Form and accompanying Stock Option Amendment Agreement, you must not rely upon that representation or information as having been authorized by us.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer. You should rely only on the representations and information contained in this document, the related Tender Offer Statement on Schedule TO and in the attached exhibits to which we have referred you.

Quest Software, Inc.

June 2, 2008